SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
   (AS PERMITTED BY RULE 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Under Rule 14a-12

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]   No fee required.
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      1.  Title of each class of securities to which transaction applies:

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      2. Aggregate number of securities to which transaction applies:

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      3. Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
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      4. Proposed maximum aggregate value of transaction:

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[ ]   Check box if any part of the fee is offset as provided by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                             1431 CUMBERLAND AVENUE
                           MIDDLESBORO, KENTUCKY 40965
                                 (606) 248-4584


                               September 26, 2001


Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Cumberland Mountain Bancshares, Inc., to be held at the main office of Cumberland Mountain Bancshares, Inc., 1431 Cumberland Avenue, Middlesboro, Kentucky, on Wednesday, October 24, 2001 at 5:00 P.m., local time.

     On February 8, 2001, Cumberland Mountain Bancshares, Inc. agreed to merge with Commercial Bancgroup, Inc. COMMERCIAL HAS AGREED TO PAY A TOTAL OF $9.52 MILLION FOR ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF CUMBERLAND AND TO HOLDERS OF OUTSTANDING OPTIONS TO PURCHASE SHARES, OR APPROXIMATELY $14.32 FOR EACH SHARE OF CUMBERLAND COMMON STOCK THAT YOU OWN ASSUMING NO OPTIONS ARE EXERCISED. Upon completion of the merger you will no longer own any stock or have any interest in Cumberland Mountain Bancshares, Inc., nor will you receive, as a result of the merger, any stock of Commercial Bancgroup, Inc.

     At the special meeting, you will be asked to approve the merger agreement. A majority of the votes entitled to be cast at the special meeting must vote for approval of the merger agreement for the merger to be completed. If the merger agreement is approved, and all other conditions described in the merger agreement have been met or waived, the merger is expected to occur during the third quarter of 2001.

     Your board of directors believes that the merger is in the best interests of Cumberland Mountain Bancshares' shareholders and unanimously recommends that you vote FOR the approval of the merger agreement. Your board of directors has received the opinion of Carson Medlin Company that the consideration to be received by Cumberland shareholders in the merger is fair from a financial point of view.

     This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a complete text of the merger agreement. We urge you to read the enclosed materials carefully for a complete description of the merger. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

                                          Sincerely,

                                          /s/ James J. Shoffner

                                          James J. Shoffner
                                          President and Chief Executive Officer

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                             1431 CUMBERLAND AVENUE
                           MIDDLESBORO, KENTUCKY 40965
                                 (606) 248-4584

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A special meeting of shareholders of Cumberland Mountain Bancshares, Inc. will be held on Wednesday, October 24, 2001, at 5:00 p.m., local time, at the main office of Middlesboro Federal Bank, Federal Savings Bank, 1431 Cumberland Avenue, Middlesboro, Kentucky, for the following purposes.

     1. To approve the Agreement and Plan of Share Exchange, dated February 8, 2001, as amended by and between Commercial Bancgroup, Inc. and Cumberland Mountain Bancshares, Inc.

     2. To transact such other business as may properly come before the special meeting including a proposal to adjourn or postpone the special meeting.

     The Board of Directors is not aware of any other business to come before the special meeting.

     Any action may be taken on this proposal at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the special meeting if you owned Cumberland Mountain Bancshares common stock at the close of business on September 18, 2001.

     As a shareholder of Cumberland Mountain Bancshares, you have the right to dissent from the merger and demand payment of the fair value of your shares of Cumberland Mountain Bancshares common stock under applicable provisions of Tennessee law. In order to perfect dissenters' rights, you must give written demand before the merger is voted on at the special meeting and must not vote in favor of the merger. A copy of the Tennessee statutory provisions regarding dissenters' rights is included as Appendix C to the accompanying proxy statement and a summary of these provisions can be found under "THE AGREEMENT AND THE MERGER - Dissenters' Rights."

     In the event there are not sufficient votes to approve the proposal for the adoption of the merger agreement at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by Cumberland Mountain Bancshares, Inc.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

                                 BY ORDER OF THE BOARD OF Directors

                                 /s/ J. D. Howard

                                 J. D. Howard
                                 SECRETARY

Middlesboro, Kentucky
September 26, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE CUMBERLAND MOUNTAIN BANCSHARES THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
                     ---

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF TERMS............................................................. 2

GLOSSARY .................................................................... 4

SUMMARY  .................................................................... 5
The Companies................................................................ 5
The Special Meeting.......................................................... 6
Reasons for the Merger....................................................... 6
The Merger and the Bank Merger............................................... 6
What You Will Receive for Your Shares of Cumberland  Common Stock............ 7
Vote Required to Approve the Agreement....................................... 7
Recommendation to Cumberland Mountain Bancshares's Shareholders.............. 7
Opinion of Cumberland 's Financial Advisor................................... 7
Interests of Certain Persons in the Merger................................... 8
Dissenters' Rights........................................................... 8
Taxable Transaction to Cumberland Shareholders............................... 8

CUMBERLAND MOUNTAIN BANCSHARES, INC. SELECTED CONSOLIDATED FINANCIAL AND
OTHER DATA................................................................... 9

MARKET PRICE AND DIVIDEND
DATA FOR CUMBERLAND MOUNTAIN BANCSHARES COMMON STOCK........................ 10

THE SPECIAL MEETING......................................................... 11
Date, Place and Time........................................................ 11
Matters to be Considered.................................................... 11
Record Date; Voting Rights; Vote Required................................... 11
Voting and Revocation of Proxies............................................ 11
Solicitation of Proxies..................................................... 12
Important Information for Shareholders Whose Stock is Held in Street Name... 12
Important Information for Participants in the Cumberland ESOP............... 13

THE AGREEMENT AND THE MERGER................................................ 13
The Parties to the Agreement................................................ 13
Description of the Agreement and the Merger................................. 13
Background of the Merger.................................................... 14
Reasons for the Merger and Recommendation of the Board of Directors......... 15
Opinion of Cumberland Mountain Bancshare's; Financial Advisor............... 17
Payment Procedures.......................................................... 24
Possible Adjustment of Merger Price......................................... 24
Closing..................................................................... 24
Conditions to Completion of the Merger...................................... 25
Restrictions on Operations.................................................. 26
Other Acquisition Proposals................................................. 29
Representations and Warranties.............................................. 29
Regulatory Approvals........................................................ 29
Termination of the Agreement................................................ 30
Amendment of the Agreement.................................................. 31
Waiver of Performance of Obligations........................................ 31
Accounting Treatment........................................................ 31
Expenses.................................................................... 31
Tax Consequences to Shareholders............................................ 31
Dissenters' Rights.......................................................... 32
Interests of Certain Persons in the Merger.................................. 37

PRINCIPAL HOLDERS OF CUMBERLAND MOUNTAIN BANCSHARES COMMON STOCK............ 39

OTHER MATTERS............................................................... 40

SHAREHOLDER PROPOSALS....................................................... 40

Appendix A -   Agreement and Plan of Share Exchange.........................A-1
Appendix B -   Fairness Opinion of Carson Medlin ...........................B-1
Appendix C -   Dissenters' Rights Statutes..................................C-1

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                             1431 CUMBERLAND AVENUE
                           MIDDLESBORO, KENTUCKY 40965
                                 (606) 248-4584

                                 PROXY STATEMENT

                      SPECIAL MEETING OF SHAREHOLDERS TO BE
                      HELD ON OCTOBER 24, 2001 AT 5:00 P.M.
                AT 1431 CUMBERLAND AVENUE, MIDDLESBORO, KENTUCKY

     Cumberland Mountain Bancshares, Inc. is holding a Special Meeting of Shareholders to vote on an Agreement and Plan of Share Exchange by and between Commercial Bancgroup, Inc. and Cumberland. If shareholders approve the Agreement and the other conditions described below are met, Cumberland will merge with Commercial. Commercial has agreed to pay an aggregate of $9.52 million to all the holders of shares of Cumberland common stock and to holders of certain options to purchase shares of Cumberland common stock (other than shareholders who dissent from the Merger and comply with all applicable procedures) or approximately $14.32 per share of Cumberland Common Stock that the shareholder owns, based upon the number of shares of Cumberland common stock outstanding as of the date hereof.

     There were 679,620 shares of Cumberland Common Stock outstanding and entitled to vote as of the Record Date. Each share is entitled to one vote on the approval of the Agreement. The Merger has been approved by the Board of Governors of the Federal Reserve System and the Tennessee Department of Banking, the only requisite regulatory approvals.

     Cumberland is furnishing this Proxy Statement to its shareholders on approximately September 26, 2001. The Record Date to determine who may vote at the meeting is September 18, 2001. Please see the "GLOSSARY" on page 4 for definitions of capitalized and certain other terms used in this Proxy Statement.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO SIGNIFY HOW YOU WANT TO VOTE YOUR SHARES

THE BOARD OF DIRECTORS OF CUMBERLAND MOUNTAIN BANCSHARES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF SHARE EXCHANGE

                                SUMMARY OF TERMS

     This is a summary of the most material terms of the proposed Merger.

     o If the Merger occurs, each Cumberland shareholder will receive approximately $14.32 in cash for each share of Cumberland Common Stock owned, based upon the number of shares of Cumberland common stock outstanding as of the date hereof. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Description of the Agreement and the Merger" beginning on page 13 for more information.

     o The Agreement provides for a possible reduction of the merger price in the event the net worth of Cumberland is less than $8.0 million. See "THE AGREEMENT AND THE MERGER - Possible Adjustment of Merger Price" on page 24 for more information.

     o The Merger cannot occur unless Cumberland's shareholders approve the Agreement by a majority of the total number of shares outstanding. See the discussions under the caption "THE SPECIAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page 11 for more information.

     o The Merger has been approved by both the Board of Governors of the Federal Reserve and the Tennessee Department of Financial Institutions, the only required regulatory approvals. See "THE AGREEMENT AND THE MERGER - Regulatory Approvals" beginning on page 29 for more information.

     o Shareholders will generally recognize a taxable gain or loss measured by the difference between the cash received in the Merger and their tax basis in their shares of Cumberland Common Stock. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Tax Consequences to Shareholders" beginning on page 31 for more information.

     o Cumberland's Board of Directors has approved and adopted the Agreement and the Merger and has unanimously recommended that Cumberland shareholders vote in favor of it. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Reasons for the Merger and Recommendation of the Board of Directors" beginning on page 15 for more information.

     o Cumberland's financial advisor has issued a fairness opinion dated February 8, 2001 and updated on September 26, 2001 that, as of such dates, the amount which will be paid to Cumberland shareholders in the Merger is fair from a financial point of view. See the discussion under the heading "THE AGREEMENT AND THE MERGER - Opinion of Cumberland's Financial Advisor" beginning on page 17 for more information.

     o Cumberland has agreed that it will not seek or encourage a competing transaction to acquire Cumberland except in very limited circumstances in which an unsolicited offer is made. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Other Acquisition Proposals" beginning on page 29 for more information.

     o The directors and executive officers of Cumberland Mountain who have stock options under the Cumberland Mountain Bancshares' Stock Option Plans will receive cash payments for their options based upon the difference between $14.32 and the exercise price of their options. In the event the exercise price is greater than $14.32, the options will be cancelled. They will also receive continued directors and officers liability insurance and indemnification from Commercial. Certain executive officers whose employment will terminate as a result of the Merger will also receive severance and other payments. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger" beginning on page 37 for more information.

     o Shareholders who dissent from the Merger and follow statutory procedures have the right to demand the fair value of the shares if the Merger is consummated, provided that they satisfy the requirements under Tennessee law. See the discussion under the caption "THE AGREEMENT AND THE MERGER - Dissenters' Rights" beginning on page 32 for more information.

     o Cumberland and Commercial expect that the Merger will be completed in the fourth quarter of 2001.

                                    GLOSSARY

The following terms are used in this Proxy Statement.


     "AGREEMENT" means the Agreement and Plan of Share Exchange, dated February 8, 2001, as amended by and between Commercial Bancgroup, Inc. and Cumberland Mountain Bancshares, Inc. A copy of the Agreement is attached as Appendix A to this Proxy Statement.

     "BANK MERGER" means the merger of Middlesboro Federal Bank, Federal Savings Bank into Commercial Bank which will occur simultaneously with the Merger.

     "BOARD OF DIRECTORS" OR "BOARD" means the board of directors of Cumberland Mountain Bancshares, Inc.

     "CARSON   MEDLIN"  means  Carson  Medlin   Company,   Cumberland   Mountain
Bancshares' financial advisor.

     "COMMERCIAL" means Commercial Bancgroup, Inc.

     "COMMERCIAL BANK" means Commercial Bank, a wholly-owned subsidiary of Commercial.

     "COMMON STOCK" means the Common Stock of Cumberland Mountain Bancshares , all of which will be acquired by Commercial in the Merger.

     "CUMBERLAND" means Cumberland Mountain Bancshares, Inc.

     "EFFECTIVE TIME" means the date and time at which the Articles of Merger to be filed with the Secretary of State of Tennessee evidencing the Merger shall become effective.

     "ESOP" means the Cumberland Mountain Bancshares, Inc. Employee Stock Ownership Plan, as amended.

     "MERGER" means the transaction in which Cumberland Mountain Bancshares will merge into Commercial and all of the shares of Cumberland Common Stock and certain options will be exchanged for an aggregate of $9.52 million, or approximately $14.32 per share.

     "MIDDLESBORO FEDERAL" means Middlesboro Federal Bank, Federal Savings Bank, a wholly-owned subsidiary of Cumberland.

     "MRP" means the Cumberland Mountain Bancshares Management Recognition Plan, as amended.

     "RECORD DATE" means September 18, 2001, the date which Cumberland will use to determine which Cumberland shareholders of record are entitled to vote at the Special Meeting.

     "SPECIAL MEETING" means the Special Meeting of Cumberland's shareholders to be held on October 24, 2001 and any adjournments or postponements of that Special Meeting at which Cumberland will present the Agreement to its shareholders for approval.

     "STOCK OPTION PLAN" means the Cumberland Mountain Bancshares, Inc. 1993 and 1998 Stock Option and Incentive Plans.

                                     SUMMARY


     This brief summary highlights selected information contained in this Proxy Statement. It does not contain all of the information that is important to you. To fully understand the Merger, Cumberland urges you to carefully read the entire Proxy Statement including the Agreement. Cumberland has attached the Agreement to this Proxy Statement as Appendix A. Cumberland encourages you to read the Agreement because it is the legal document that governs the Merger of Cumberland and Commercial.

THE COMPANIES
                           COMMERCIAL BANCGROUP, INC.
                                 COMMERCIAL BANK
                           6710 CUMBERLAND GAP PARKWAY
                           HARROGATE, TENNESSEE 37752
                                 (423) 869-5151

     Commercial Bancgroup, Inc. is the holding company for Commercial Bank, a Tennessee commercial bank. Commercial and Commercial Bank are both headquartered in Harrogate, Tennessee.

     At June 30, 2001, Commercial Bancgroup, Inc., had consolidated assets of $210.4 million, net loans of $165.4 million, deposits of $169.3 million and shareholders' equity of $20.7 million.

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                 MIDDLESBORO FEDERAL BANK, FEDERAL SAVINGS BANK
                             1431 CUMBERLAND AVENUE
                           MIDDLESBORO, KENTUCKY 40965
                                 (606) 248-4584

     Cumberland Mountain Bancshares, Inc. is a Tennessee corporation and was incorporated in 1996 for the purpose of becoming the holding company for Middlesboro Federal upon the completion of the conversion of Cumberland Mountain Bancshares, M.H.C., the former mutual holding company for Middlesboro Federal to stock form.

     Middlesboro Federal was organized in 1994 as a stock subsidiary of Cumberland Mountain Bancshares, M.H.C. Prior to that date, the Bank had operated since 1915 in Middlesboro, Kentucky and since 1976 in Cumberland, Kentucky. At June 30, 2001, Cumberland had consolidated assets of $125.7 million, net loans of $98.8 million, deposits of $108.3 million and shareholders' equity of $8.5 million.

THE SPECIAL MEETING

     The Special Meeting will be held on Wednesday, October 24, 2001, at the main office of Middlesboro Federal, 1431 Cumberland Avenue, Middlesboro, Kentucky, to vote on the proposal to approve the Agreement. You can vote at the Special Meeting if you owned Cumberland Common Stock on the Record Date.

REASONS FOR THE MERGER

     The Board of Directors of Cumberland reviewed a number of items in deciding to enter into the Agreement with Commercial including the following:

     o    the strategic options available to Cumberland ;

     o that the merger price exceeded the estimated value that could be realized by Cumberland shareholders over the intermediate term, given the rapidly changing nature of banking, competition and delivery systems;

     o the premium to recent market prices and book value represented by the $14.32 per share to be received by the shareholders of Cumberland ;

     o    the historically limited liquidity of Cumberland's Common Stock;

     o Commercial's community orientation and expanded services that would be available to existing customers;

     o the return to shareholders who purchased stock in Cumberland's initial public offering; and

     o the opinion of Cumberland's financial advisor, Carson Medlin, that the transaction is fair to Cumberland's shareholders from a financial point of view.

     Generally, the Board of Directors concluded that in the long term Cumberland could not produce shareholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Cumberland's shareholders.

THE MERGER AND THE BANK MERGER

     If the Agreement is approved by Cumberland's shareholders and the parties satisfy the other conditions of the Agreement, Cumberland will be merged with and into Commercial. As a result of the Merger, each share of Cumberland Common Stock (other than shares owned by persons who have perfected dissenters' rights), will be converted into the right to receive approximately $14.32 in cash.

     Simultaneously, Middlesboro Federal will be merged with and into Commercial Bank and will thereafter operate as offices of Commercial Bank. If the Agreement is not approved, Cumberland and Middlesboro Federal will continue as separate entities.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF CUMBERLAND  COMMON STOCK

     Commercial has agreed to pay an aggregate of $9.52 million in exchange for all of the outstanding shares of Cumberland Common Stock as well as to satisfy options to purchase shares of Cumberland Common Stock assuming no options are exercised prior to the Effective Time of the Merger.

     Each of your shares of Cumberland Common Stock will automatically become exchangeable for $14.32 in cash. You will have to surrender your Cumberland stock certificate(s) to receive this cash payment. Commercial will appoint the Exchange Agent who will send you written instructions for surrendering your certificates after the Merger is completed. For more information on how this exchange procedure works, see "THE AGREEMENT AND THE MERGER - Payment Procedures" on page 24 of this proxy statement.

     The Agreement provides for a possible reduction of the merger price in the event the net worth of Cumberland at closing is less than $8.0 million. See "THE AGREEMENT AND THE MERGER - Possible Adjustment of Merger Price" on page 24 for more information.

     Cumberland Common Stock is quoted on OTC Bulletin Board under the symbol "CMBN." On February 2, 2001, which is the day the last trade occurred before the Merger was announced, Cumberland Common Stock was sold at $8.875 per share.

VOTE REQUIRED TO APPROVE THE AGREEMENT

     The Agreement will be approved if the holders of at least a majority of the outstanding shares of Cumberland Common Stock vote for it. Directors and executive officers of Cumberland and their affiliates beneficially owned an aggregate of 103,507, or approximately 15.23%, of the shares of Cumberland Common Stock outstanding on the Record Date (excluding shares which they had the right to acquire on the exercise of options). A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the Agreement. Each of the directors of Cumberland has executed an agreement with Commercial pursuant to which each director agreed to vote his or her shares FOR approval of the Agreement.

RECOMMENDATION TO CUMBERLAND'S SHAREHOLDERS

     The Board of Directors of Cumberland believes that the Merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the approval of the Agreement. For a discussion of the circumstances surrounding the Merger and the factors considered by Cumberland's Board of Directors in approving the Agreement see "THE AGREEMENT AND THE MERGER - Background of the Merger" and "- Reasons for the Merger and Recommendation of the Board of Directors" on pages 14 and 15 of this Proxy Statement.

OPINION OF CUMBERLAND'S FINANCIAL ADVISOR

     Carson Medlin has delivered its written opinion to the Cumberland Board of Directors, dated as of February 8, 2001 and confirmed as of the date of this Proxy Statement, that the consideration to be received by the shareholders of Cumberland in the Merger is fair from a financial point of view. Cumberland has attached this opinion as Appendix B to this Proxy Statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Carson Medlin in providing its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some of Cumberland's directors and officers have interests in the Merger that are different from, or are in addition to their interests as shareholders in Cumberland. The Board of Directors knew about these additional interests and considered them when they approved and adopted the Agreement and the Merger. These include:

     o the cancellation of outstanding stock options in exchange for a cash payment equal to the difference between $14.32 per share and the option exercise price;

     o payments to certain of Cumberland's executive officers under their employment, severance and other agreements; and

     o    provisions in the Agreement relating to protection against claims.

DISSENTERS' RIGHTS

     Shareholders have dissenters' rights under Tennessee law. If you want to exercise dissenters' rights, you must carefully follow the procedures described in "THE AGREEMENT AND THE MERGER - Dissenters' Rights" beginning on page 32 of this Proxy Statement.

TAXABLE TRANSACTION TO CUMBERLAND  SHAREHOLDERS

     For United States federal income tax purposes your exchange of shares of Cumberland Common Stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the Merger and your tax basis in the shares of Cumberland Common Stock. See "THE AGREEMENT AND THE MERGER - Tax Consequences to Shareholders" beginning on page 31 of this Proxy Statement.

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     These tables show historical consolidated financial data for Cumberland. The annual historical financial condition and operating data are derived from Cumberland 's consolidated financial statements audited by Marr, Miller & Myers, PSC, independent accountants.

                                                                AT OR FOR THE YEAR ENDED JUNE 30,
                                            --------------------------------------------------------------
                                              1997          1998        1999         2000           2001
                                            --------      --------    -------      --------       -------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL CONDITION DATA:
Total amount of:
    Assets................................  $ 114,655     $ 135,906    $ 129,594    $ 128,175    $ 125,730
    Loans receivable, net.................     99,623       118,061      111,612      109,610       98,829
    Cash and cash equivalents.............        699         1,664        1,317        1,581       14,599
    Mortgage-backed securities............      6,353         5,578        3,579        2,626        1,143
    Deposits..............................     91,596        97,719      106,905      106,078      108,344
    FHLB advances.........................     13,000        26,000       12,000       10,500        5,000
    Stockholders' equity..................      8,514         8,761        8,708        9,161        8,485
SELECTED OPERATIONS DATA:
  Interest income.........................  $   7,290     $  10,750    $  10,568    $   9,825    $   9,548
  Interest expense........................      4,313         6,288        6,320        5,852        6,123
  Net interest income.....................      2,977         4,462        4,248        3,973        3,425
  Provision for loan losses...............        203         1,108        1,524          206        1,500
  Noninterest income......................        723         1,117          884          836          652
  Noninterest expense.....................      2,899         3,349        4,050        3,840        3,884
  Income (loss) before taxes..............        599         1,122         (428)         763       (1,308)
  Income tax expense (benefit)............        190           370         (141)         286         (429)
                                            ---------     ---------    ---------    ---------    ---------
  Net income (loss).......................  $     409     $     751    $    (287)   $     477    $    (878)
                                            =========     =========    =========    =========    =========
  Basic net income (loss) per share.......  $   .6626     $  1.3206    $  (.4858)   $   .7944    $(1.3127)
                                            =========     =========    ==========   =========    ========
  Diluted net income (loss) per share.....  $   .6626     $  1.3206    $  (.4509)   $   .7458    $(1.1222)
                                            =========     =========    =========    =========    ========

PERFORMANCE RATIOS:
  Return on average assets................       0.38%         0.60%      (0.26)%       0.35%        (0.70)%
  Return on average equity................       8.70          8.74       (4.06)        5.04         (9.95)
  Interest rate spread....................       2.61          3.00        3.72         3.44          3.14
  Net interest margin.....................       2.81          3.43        3.53         3.36          3.03
ASSET QUALITY RATIOS:
  Nonperforming loans to total loans (1)..       0.68          1.50        1.32         0.71          0.92
  Net charge-offs to average loans
    outstanding...........................       0.08          0.51        0.67         0.68          1.40
CAPITAL RATIOS:
  Tangible capital ratio (3)..............       7.54          6.50        6.82         7.26          6.79
  Core capital ratio (3)..................       7.54          6.50        6.82         7.26          6.79
  Risk-based capital ratio (3)............      11.36         10.65       10.65        11.42         11.61

____________
(1) Nonperforming loans represents accruing loans which are contractually past due 90 days or more.
(2) Nonperforming assets represents property acquired by Middlesboro Federal through foreclosure or repossession or accounted for as an in-substance foreclosure at its net realizable value plus nonperforming loans.
(3)  Middlesboro Federal only.

 MARKET PRICE AND DIVIDEND DATA FOR CUMBERLAND MOUNTAIN BANCSHARES COMMON STOCK

     Cumberland Common Stock is quoted on the OTC Bulletin Board under the symbol "CMBN" The following table shows the high and low sale prices per share of Cumberland Common Stock on the OTC Bulletin Board for the periods indicated. No dividends have been paid on the Cumberland Common Stock:

       QUARTER ENDED                   HIGH              LOW
----------------------------        ----------        ---------

September 30, 1999                     8.50              8.50
December 31, 1999                     10.25              7.50
March 31, 2000                         9.25              6.75
June 30, 2000                          7.00              5.50

September 30, 2000                     7.00              6.25
December 31, 2000                      8.00              5.50
March 31, 2001                        14.00              5.50
June 30, 2001                         13.63             13.125

September 30, 2001                    13.65             13.40
   (through September
   25, 2001)

     On February 2, 2001, the last day on which a trade occurred prior to the joint announcement by Commercial and Cumberland that they had entered into the Agreement, the closing per share sales price of Cumberland Common Stock was $8.875. On September 17, 2001, which is the last practicable date prior to the printing of the Proxy Statement on which a trade occurred, the closing price for Cumberland Common Stock was $13.63 per share.

     As of September 25, 2001, there were approximately 156 holders of record of Cumberland Common Stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

                               THE SPECIAL MEETING


DATE, PLACE AND TIME

     The Special Meeting is scheduled to be held at 5:00 p.m., Eastern Time, on Wednesday, October 24, 2001, at the main office of Middlesboro Federal, 1431 Cumberland Avenue, Middlesboro, Kentucky.

MATTERS TO BE CONSIDERED

     At the Special Meeting, you will be asked to consider:

     o a proposal to approve the Agreement and Plan of Share Exchange dated February 8, 2001, as amended by and between Commercial Bancgroup, Inc. and Cumberland; and

     o such other business that may properly come before the Special Meeting, including a proposal to adjourn or postpone the Special Meeting.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The Cumberland Board of Directors has fixed the close of business on September 18, 2001 as the Record Date for the determination of shareholders of Cumberland entitled to receive notice of and to vote at the Special Meeting. On the Record Date, there were 679,620 shares of Cumberland Common Stock outstanding. Each holder of Cumberland Common Stock is entitled to one vote per share held of record on the Record Date.

     The presence in person or by proxy at the Special Meeting of the holders of a majority of the outstanding shares of Cumberland Common Stock is required for a quorum. Under the Tennessee Business Corporation Act, approval of the Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Cumberland Common Stock. Accordingly, an abstention, a failure to vote, or a broker non-vote, has the same effect as a vote against the Agreement. Directors and executive officers of Cumberland and their affiliates beneficially owned on the Record Date an aggregate of 103,507 or approximately 15.23%, of the outstanding shares of Cumberland Common Stock (excluding shares which they had the right to acquire on the exercise of options). Cumberland's directors and certain executive officers have entered into agreements to vote all shares of Cumberland Common Stock held by them FOR the approval of the Agreement.

VOTING AND REVOCATION OF PROXIES

     Shares of Cumberland Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Cumberland Common Stock represented by the proxy will be voted "FOR" approval of the Agreement.

     If you want to revoke the proxy you submit in response to this proxy solicitation, you must: (i) sign and deliver a written notice with a later date to the Assistant Secretary of Cumberland at or before the meeting stating that you want to revoke the proxy; (ii) sign and deliver to the Assistant Secretary of Cumberland at or before the meeting a later-dated proxy card relating to the same shares; or (iii) attend the meeting and vote in person. Revoking a proxy is effective only if it occurs before the polls close at the Special Meeting. Attending the meeting does not automatically revoke a proxy. You must deliver written notice revoking a proxy to J. D. Howard, Secretary, Cumberland Mountain Bancshares, Inc., 1431 Cumberland Avenue, Middlesboro, Kentucky 40965; telephone number (606) 248-4584.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for purposes of quorum but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of Cumberland may solicit proxies from Cumberland's shareholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Cumberland will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. Cumberland will bear its own expenses in connection with the solicitation of its proxies for the Special Meeting.

IMPORTANT INFORMATION FOR SHAREHOLDERS WHOSE STOCK IS HELD IN STREET NAME

     If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on Cumberland's stock records in your own name, your broker will not vote your shares on the Agreement unless you instruct your broker how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the meeting. If your broker does not vote your shares, that will have the same effect as a vote against the Agreement. If your stock is held in street name, you do not have the direct right to vote your shares or to revoke a proxy for your shares unless the record holder of your stock gives you that right in writing.

IMPORTANT INFORMATION FOR PARTICIPANTS IN THE CUMBERLAND ESOP

     If you participate in the Cumberland ESOP, the proxy card represents a voting instruction to the trustee of the ESOP as to the number of shares in your plan account. Each participant in the ESOP may direct the trustee as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the trustee's exercise of his fiduciary obligations.

                          THE AGREEMENT AND THE MERGER

     The following discussion is qualified by reference to the Agreement which is attached as Appendix A to this Proxy Statement and incorporated herein by reference. You are urged to read the Agreement carefully in its entirety. All information contained in this Proxy Statement with respect to Commercial and Commercial Bank has been supplied by Commercial for inclusion herein and has not been independently verified by Cumberland.

THE PARTIES TO THE AGREEMENT

     CUMBERLAND AND MIDDLESBORO FEDERAL. Cumberland is the holding company for Middlesboro Federal, a federal savings bank with three offices in Middlesboro, Cumberland and Pineville, Kentucky and one office in Fountain City, Tennessee. The principal executive offices of Cumberland and Middlesboro Federal are located at 1431 Cumberland Avenue, Middlesboro, Kentucky 40965.

     COMMERCIAL AND COMMERCIAL BANK. Commercial is the holding company for Commercial Bank, a Tennessee chartered commercial bank with eight offices in Claiborne, Union and Knox Counties.

DESCRIPTION OF THE AGREEMENT AND THE MERGER

     Cumberland, Middlesboro Federal, Commercial and Commercial Bank entered into the Agreement on February 8, 2001. The Agreement provides that if the conditions described below are met, Cumberland will merge into Commercial. Commercial has agreed to pay an aggregate of $9.52 million in exchange for all of the outstanding shares of Cumberland common stock as well as to cancel certain options to purchase shares of Cumberland common stock. As a result of the Merger, each shareholder of Cumberland (other than those that choose to exercise dissenters' rights) will receive approximately $14.32 in cash for each share of Cumberland Common Stock owned. Holders of options to purchase shares of Cumberland Common Stock will receive a cash payment equal to the excess of $14.32 over the exercise price of such option multiplied by the number of shares for which the option is exercisable, assuming no options are exercised prior to the Effective Time. Cumberland shareholders will cease to be shareholders of Cumberland and will not become shareholders of Commercial. Simultaneously with the Merger, Middlesboro Federal will merge with and into Commercial Bank and thereafter operate as a division of Commercial Bank.

BACKGROUND OF THE MERGER

     Background of the Merger. During the last several years, there have been significant developments in the banking and financial services industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, coupled with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

     Cumberland Mountain Bancshares. Inc. has pursued a strategy for increasing the long-term value of Cumberland Common Stock primarily by expanding the range of financial services offered by Middlesboro Federal Bank, FSB. The Board of Directors of Cumberland believed that such a strategy would lead to a diversification of risk and enhancement of income and enable Cumberland to better serve customer needs through a broader range of products and services. The goal was to enable Cumberland to compete more effectively in the southeast Kentucky market and to enhance the long-term value of Cumberland Common Stock.

     In November 2000, Terry L. Lee, the President and Chief Operating Officer of Commercial, and James J. Shoffner, the President and Chief Executive Officer of Cumberland, met to discuss the possibility of a combination between Commercial and Cumberland. Due to the long term relationship between their banks, they were familiar with each other's operations and communities and readily saw many of the benefits of a merger. Cumberland engaged The Carson Medlin Company ("Carson Medlin") on November 21, 2001 to assist the company in its negotiations with Commercial. Preliminary pro formas reflecting their collective estimates of internal growth rates, potential savings, and revenue enhancements were run and seemed to validate their perceptions of the potential that could be created in such a merger.

     On December 14, 2000, Mr. Shoffner discussed the proposed transaction with the Board of Cumberland. The Board of Directors discussed the business of Commercial and the opportunity presented by the proposed merger and decided to continue negotiations toward a potential merger. Representatives of Commercial and Cumberland and Carson Medlin continued negotiations over the next several weeks.

     Both parties performed due diligence during the period of January 8-18th. Cumberland's board met on January 31, 2001 to consider a non-binding indication of interest which called for the payment of $9,520,00 in cash for all the outstanding shares of Cumberland Common Stock and options, subject to a definitive merger agreement. The consideration paid to Cumberland shareholders was approximately $14.00 per share.

     Cumberland's due diligence investigation of Commercial included a review of Commercial's business practices and policies, including but not limited to employee benefits, insurance risk and coverage, and general accounting and operational procedures and policies. Also, Cumberland investigated the financial condition of Commercial on a historical and prospective basis. This investigation included a review of asset quality and a comparison of the methodology of calculating the allowance for loan losses of Commercial and Cumberland.

Cumberland reviewed Commercial's investment portfolio and evaluated Commercial's fixed assets from a risk standpoint.

     Cumberland also investigated earnings of Commercial primarily on a prospective basis. This investigation considered elements of the net interest margin, as well as significant other income and other expense areas. Opportunity for the proposed organization were analyzed. These included better market opportunities for the combined organization, as well as economies of scale that will be realized in data processing, operations, and accounting.

     The operations and financial functions of Cumberland were reviewed in detail to determine the accuracy of financial data, as well as to determine the general level of operational efficiency of Cumberland. This investigation consisted of both on-site and off-site review of all areas of Cumberland. The due diligence team concluded that the financial condition of Cumberland, as well as its operational organization and efficiency, was satisfactory and was accurately presented in its current status.

     Credit due diligence was performed by a team from Commercial who did both on-site and off-site analysis of the loan portfolio of Cumberland, focusing upon compliance with lending rules and regulations, as well as the proper margining of secured loans and the overall quality of the loan portfolio, taking into consideration the adequacy of its loan loss reserve. As a result of this due diligence, Commercial believes that Cumberland's loan portfolio and the reserve for possible loan losses were accurate, adequate and properly established.

     Cumberland's Board met on February 8, 2001 to consider the Merger Agreement. Representatives of Carson Medlin and Cumberland's legal advisors were at the meeting to discuss the financial and legal issues of the Merger Agreement. At that meeting, Carson Medlin issued its written opinion that the consideration received in the transaction was fair, from a financial point of view, to Cumberland's shareholders. The Board unanimously approved the Merger Agreement.

     On February 8, 2001, the parties executed the Merger Agreement and issued a joint press release on February 9, 2001 announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     In reaching its conclusion to approve the Merger, Cumberland's Board of Directors considered, among other factors, the following:

     o The Financial Terms of the Merger. The Board believed that the purchase price represented, among other things, a fair multiple of Cumberland's tangible book value and earnings.

     o Advice of Financial Advisor and Fairness Opinion. The Cumberland Board considered the advice of its financial advisor and reviewed detailed financial analyses and other information presented by Carson Medlin. The Cumberland Board considered the opinion of Carson Medlin, including the assumptions and financial information and projections relied upon by Carson Medlin in arriving at such opinion, that, as of February 8, 2001, and based upon the matters set forth in its written opinion as of that date, the aggregate consideration was fair, from a financial point of view, to the holders of Cumberland Common Stock. See "Opinion of Cumberland's Financial Advisor."

     o Effect on Shareholder Value. In evaluating the effect on shareholder value of Cumberland remaining independent compared to the effect of its combining with Commercial, the Board considered various matters. First, the Board considered whether it was reasonable to anticipate that Cumberland, as an independent enterprise, could produce a value comparable to the value to be received in the Merger. Second, the Board took into account that Cumberland had special value to Commercial in enhancing its presence in southeast Kentucky and northeast Tennessee. Third, the Board was advised by management that continued investment in technology by Cumberland to support its delivery systems and to meet competition would be significant. Fourth, there was no reliable evidence to suggest that another strategic alternative would produce better value for the Cumberland shareholders.

     o Certain Financial and Other Information Concerning Cumberland. The financial and other information concerning Cumberland considered by Cumberland's Board included, but was not limited to, information with regard to recent and historical stock performance, the depth of the trading markets for Cumberland Common Stock, valuation analyses, comparative financial and operating performance, and comparable merger and acquisition transactions as presented by Carson Medlin.

     o Effect on Cumberland Constituencies. The Cumberland Board also considered the general effect the Merger would have on the various constituencies served by Cumberland, including its customers, employees, and others. The Cumberland Board took into account that the combined entity would be able to offer a more extensive range of
          products  and  banking   services  to   Cumberland's   customers   and
          communities.

     o Economic and Competitive Environment. The Cumberland Board took into account the current and prospective economic and competitive environment facing the financial services industry generally, and the respective capacities of Cumberland and Commercial to compete
          effectively  given  the  rapid  changes  in  the  financial   services
          industry.

     o Regulatory Approvals. The Cumberland Board believed that the requisite regulatory approvals necessary to complete the Merger would be obtained. See "Regulatory Approvals."

     The foregoing discussion of the information and factors considered by the Cumberland Board is not intended to be exhaustive, but is believed to include the material factors considered by the Cumberland Board. In reaching its determination to approve the Merger, the Cumberland

Board did not assign any relative or specific weight to any of the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger, and considering, among other things, the matters discussed above and the opinion of Carson Medlin referred to above, the Cumberland Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interest of Cumberland and its shareholders and consistent with the interests of all other Cumberland constituencies.

     The Commercial Board of Directors, after consideration of relevant business, financial, legal and market factors, approved the Merger Agreement. Commercial's Board of Directors considered all material factors although it did not assign any relative or specific weight to them. Commercial, in considering the Merger, took into account its stated strategic long-term goal of continuing to expand Commercial throughout southeast Kentucky and northeast Tennessee, as well as other growth markets. In this regard, Commercial looked at the earnings potential of Cumberland giving consideration to Cumberland's size and its locations. The Commercial Board also considered potential adverse consequences of transactions similar to the Merger, including the need to expand substantial management time in order to integrate the operations of each entity and thereby capture the benefits contemplated by the Merger. After considering these factors, Commercial determined that the Merger would further its long-term goals and would enhance Commercial's shareholder value, while permitting Commercial to continue to grow and expand as an independent bank holding company. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AGREEMENT AND THE MERGER.

     Generally, the Board of Directors concluded that in the long term Cumberland could not produce shareholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Cumberland's shareholders.

OPINION OF CUMBERLAND'S FINANCIAL ADVISOR

     Cumberland engaged Carson Medlin pursuant to an engagement letter dated November 21, 2000 to serve as its financial advisor in its negotiations with Cumberland and to render its opinion as to the fairness, from a financial point of view, of the consideration received by the shareholders of Cumberland in the merger. Cumberland selected Carson Medlin as its financial adviser on the basis of Carson Medlin's historical relationship with Cumberland and Carson Medlin's experience and expertise in representing community banks in similar transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

     Representatives of Carson Medlin participated in a meeting of Cumberland's board of directors held on February 8, 2001. At that meeting Carson Medlin delivered its written opinion to the effect that the consideration provided for in the merger agreement is fair, from a financial point of view, to the shareholders of Cumberland. Carson Medlin subsequently confirmed its opinion in writing as of September 26, 2001.

     You should consider the following when reading the discussion of the Carson Medlin opinion in this document:

     - The summary of the opinion of Carson Medlin set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix B to this document. You should read the opinion in its entirety for a full discussion to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion.

     - Carson Medlin's opinion does not address the merits of the merger relative to other business strategies, whether or not considered by Cumberland's board, nor does it address the decision by Cumberland's board to proceed with the merger.

     - Carson Medlin's opinion to Cumberland's board of directors rendered in connection with the merger does not constitute a recommendation to any Cumberland shareholder as to how he or she should vote at the special meeting.

     No limitations were imposed by Cumberland's board of directors or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

     The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin's opinion.

     In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Commercial and Cumberland, and may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

     Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of Commercial or Cumberland, nor was it furnished with any appraisals.

     Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of Commercial or Cumberland; and it has assumed that the allowances of Commercial and Cumberland are in the aggregate adequate to cover losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

     In rendering its opinion, Carson Medlin made the following assumptions:

     - that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

     - that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Cumberland, Commercial or on the anticipated benefits of the merger;

     - that Cumberland had provided it with all of the information prepared by Cumberland or its other representatives that might be material to Carson Medlin in its review; and

     - that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgement of the management of Cumberland as to the future operating and financial performance of Cumberland.

     In connection with its opinion dated February 8, 2001, Carson Medlin reviewed:

     -    the merger agreement;

     - the audited financial statements of Commercial for the five years ended December 31, 2000

     - audited financial statements of Cumberland for the five fiscal years ended June 30, 2000;

     - unaudited interim financial statements of Cumberland for the six months ended December 31, 2000; and

     - financial and operating information with respect to the business, operations and prospects of Commercial and Cumberland.

     In addition, Carson Medlin:

     - held discussions with members of management of Commercial and Cumberland regarding the historical and current business operations, financial condition and future prospects of their respective companies;

     - reviewed the historical market prices and trading activity for the common stock of Commercial, as well as Cumberland common stock;

     - compared the results of operations of Commercial and Cumberland with those of certain financial institutions which it deemed to be relevant;

     - compared the financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions;

     - conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

VALUATION METHODOLOGIES

     The following is a summary of all material analyses performed by Carson Medlin in connection with its opinion provided to Cumberland's board of directors as of February 8, 2001. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

SUMMARY OF MERGER AND ANALYSIS

     Carson Medlin reviewed the terms of the proposed merger, including the form of consideration, and the resulting price per share of Cumberland common stock pursuant to the proposed merger. Under the terms of the merger agreement, Commercial will pay $9,520,000 in cash for all outstanding common stock and options of Cumberland. Each common shareholder will receive approximately $14.32 per share in cash.

     Carson Medlin calculated that the indicated value on February 8, 2001 represented:

     - a 61.4% premium to Cumberland's market value one day prior to announcement and a 104.6% premium to Cumberland's market value one month prior to announcement;

     -    113% of stated book value at December 31, 2000;

     - 25.4 times projected earnings for the twelve months ending December 31, 2001;

     -    9.1% of total deposits at December 31, 2000;

     -    a 1.4% core deposit premium at December 31, 2000; and

     -    7.5% of total assets of Cumberland at December 31, 2000.

INDUSTRY COMPARATIVE ANALYSIS

     In connection with rendering its opinion, Carson Medlin compared selected operating results of Cumberland to those of 20 publicly-traded thrift institutions in Kentucky, Tennessee, Virginia and West Virginia, which Carson Medlin considers comparable to Cumberland for financial performance measurements. Carson Medlin compared, among other factors, profitability, capitalization, and asset quality of Cumberland to these financial institutions as well as current pricing multiples. Carson Medlin noted the following returns based on results at or for the quarter ended September 30, 2000 (most recent available):

--------------------------------------------------------------------------------
                                                                     Average for
                                                          CMBN       Peer Group
--------------------------------------------------------------------------------
Return on Average Assets                                  -0.60%        0.66%
Return on Average Equity                                  -8.68%        4.24%
Net Interest Margin                                        3.25%        3.43%
Efficiency Ratio                                          100.9%        64.3%
Non-Performing Assets (defined as 90 days past due,        1.34%        0.55%
   nonaccrual loans and other real estate )
   to Total Assets

Price to Book Value (at February 6, 2001)                 71.4%        91.2%
Price to Trailing 12 months Earnings
   (at February 6, 2001)                                   nm          15.5X
--------------------------------------------------------------------------------

     This comparison indicated that Cumberland's financial performance was below the peer group for each factor analyzed.

Comparable Transaction Analysis

     Carson Medlin reviewed certain information relating to the following selected merger transactions involving thrifts in the certain markets in the southeast United States, including Kentucky, North Carolina, Tennessee, and Virginia, announced since January 1, 2000:

--------------------------------------------------------------------------------
            SELLER                                     BUYER
--------------------------------------------------------------------------------
Penfe Bancorp, Inc.                 KY  Third FS&LA, MHC                     OH
Lexbanc Corporation                 KY  First State Bancshares, Inc.         KY
First Savings Bank of Virginia      VA  Southern Financial Bancorp, Inc.     VA
Dominion Savings Bank, FSB          VA  Greater Atlantic Financial Corp.     VA
Twin City Bancorp, Inc.             TN  Citco Community Bancshares, Inc.     TN
SWVA Bancshares, Incorporated       VA  FNB Corporation                      VA
Century Bancorp, Inc.               NC  First Bancorp                        NC
--------------------------------------------------------------------------------

     Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices at the time of announcement to the stated book value, earnings, total and core deposits and total assets of the acquired institutions.

                         COMPARABLE TRANSACTION ANALYSIS

-----------------------------------------------------------------------------------
PURCHASE PRICES AS A PERCENTAGE OF STATED BOOK VALUE        Low     High    Average
-----------------------------------------------------------------------------------
Comparable Transactions                                    116.2%   156.7%   133.4%
Range of Values (based on CMBN stated book value           $14.93   $20.14   $17.14
    of $12.85 per share at December 31, 2000)
-----------------------------------------------------------------------------------

The implied consideration of the merger is approximately $14.32 per share, or 113% of stated book value, which is just below the low end of the range for the comparable transactions.

-----------------------------------------------------------------------------------
PURCHASE PRICES AS A MULTIPLE OF EARNINGS                   Low     High    Average
-----------------------------------------------------------------------------------
Comparable Transactions                                    15.8     39.3     22.6
Range of Values (based on CMBN projected                   $9.01   $22.40   $12.88
    share of $0.57 for 12 mos ended December 31, 2001)
-----------------------------------------------------------------------------------

     The implied consideration of the merger of approximately $14.32 per share, or 25.4 times projected twelve months earnings ending December 31, 2001, is above the average for the comparable transactions.

-----------------------------------------------------------------------------------
                                                 CMBN       Comparable Transactions
OTHER PRICING MULTIPLES                         Indicator   Low     High    Average
-----------------------------------------------------------------------------------
Purchase Price % of Total Deposits                9.1%      2.8%    29.4%    19.0%
Core Deposit Premium                              1.4%      0.4%    12.7%     6.7%
Purchase Price % of Total Assets                  7.5%      2.5%    21.6%    14.4%
-----------------------------------------------------------------------------------

     The purchase price as a percentage of total deposits implied by the merger is 9.1%, which is above the low end of the range for the comparable transactions. The core deposit premium, which is the aggregate transaction value minus stated book value divided by core deposits, is 1.4% and slightly above the low end of the range for the comparable transactions. The purchase price as a percentage of total assets implied by the merger is 7.5%, which is also above the low end of the range for the comparable transactions.

     No company or transaction used in Carson Medlin's analyses is identical to Cumberland or the proposed merger. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Cumberland and other factors that could affect the value of the companies to which they have been compared.

PRESENT VALUE ANALYSIS

     Carson Medlin calculated the present value of Cumberland assuming that Cumberland remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Cumberland's future growth of assets, earnings and dividends and assumed that Cumberland's common stock would be sold at the end of 5 years at a price ranging from 100% to 160% of book value. These values were then discounted to present value utilizing discount rates of 15% to 19%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as Cumberland's common stock would demand in light of the potential appreciation and risks.

                             PRESENT VALUE ANALYSIS
                                  (in millions)

--------------------------------------------------------------------------------
                                      Price to Book Value Multiples
                ----------------------------------------------------------------
                   1.00     1.10     1.20     1.30     1.40     1.50     1.60
--------------------------------------------------------------------------------
   15.0%           5.958    6.554    7.150    7.746    8.342    8.938    9.533
   17.0%           5.466    6.013    6.560    7.106    7.653    8.199    8.746
   19.0%           5.022    5.524    6.027    6.529    7.031    7.533    8.035
--------------------------------------------------------------------------------

     On the basis of these assumptions, Carson Medlin calculated that the present value of Cumberland as an independent bank ranged from $5.022 million to $9.533 million. The consideration implied by the terms of the merger agreement was $9.520 million, which falls slightly above the high end of the range under present value analysis.

     Carson Medlin noted that it included present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

HISTORICAL STOCK PERFORMANCE ANALYSIS

     Carson Medlin reviewed and analyzed the historical trading prices and volumes of Cumberland common stock since the Company's secondary stock offering in mid 1997. Carson Medlin noted that Cumberland's stock traded as high as $17.00 per share in mid 1998 and had steadily declined and recently traded as low as $5.00 per share. Carson Medlin noted that most financial institution stocks peaked in mid 1998 and had been declining over the same period. Cumberland's volume had also steadily declined from the period subsequent to the secondary offering.

     The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Cumberland or Commercial, could materially affect the assumptions used in preparing the opinion.

     In connection with its opinion, dated as of the date of this Proxy Statement, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its February 8, 2001 written opinion by performing
                                                 -------
procedures to update certain of such analyses and reviewing the assumptions on which its analyses were based and the factors considered in connection therewith.

PAYMENT PROCEDURES

     Commercial will appoint an Exchange Agent to facilitate the payment for shares of Cumberland Common Stock and options. At or before the Effective Time of the Merger, Commercial will pay to the Exchange Agent sufficient funds so that the Exchange Agent can pay the merger consideration to all remaining shareholders of Cumberland and all holders of options to purchase Cumberland Common Stock. No later than three business days after the Merger is consummated, the Exchange Agent will mail transmittal letters and instructions to all Cumberland shareholders and optionholders at their addresses as shown on Cumberland's official stock records. Shareholders can then use the transmittal letters to submit their stock certificates for payment. If a shareholder has lost his or her stock certificate, the Agreement requires that the shareholder submit an affidavit and a lost certificate indemnity bond in order to receive payment.

     The merger price will be paid without interest. Accordingly, shareholders of Cumberland should promptly complete and return their transmittal letters as quickly as possible. Transmittal letters will be sent to the addresses used to mail this Proxy Statement. If you own your stock directly in your own name and you want to update your address, you should immediately contact Cumberland 's transfer agent, Illinois Stock Transfer Company. If you own your stock in "street name" through a broker, the Exchange Agent will send the transmittal letter to the record owner of your shares and you will not submit your shares yourself for payment. Instead, you should contact your broker to receive payment.

POSSIBLE ADJUSTMENT OF MERGER PRICE

     In the event Cumberland's net worth at Closing is less than $8.0 million, the parties may either elect to terminate the Merger Agreement or reduce the aggregate Merger Consideration by the difference between $8.0 million and Cumberland's actual net worth.

CLOSING

     The closing of the Merger will take place on the last business day of the month in which all regulatory and shareholder approvals have been received and required waiting periods have expired or at such other date and time as the parties agree. In no event, however, can the closing occur until all required regulatory approvals have been obtained and all related waiting periods have expired and Cumberland shareholders have approved the Agreement. Assuming shareholders approve the Merger on October 24, 2001, the parties anticipate that the Merger will close effective October 31, 2001.

CONDITIONS TO COMPLETION OF THE MERGER

     The consummation of the Merger will only occur if all of the following conditions are met or waived:

     o    The shareholders of Cumberland approve the Agreement;

     o The Board of Governors of the Federal Reserve System and the Tennessee Department of Financial Institutions shall have approved the Merger, all related waiting periods have expired and no approval contains any provision which, in the reasonable good faith opinion of Commercial would so materially adversely impact the economic or business benefits of the Merger so as to render it inadvisable;

     o All other required consents necessary for the completion of the Merger have been obtained and no such consent contains any provision which, in the reasonable good faith opinion of Commercial, would have a material adverse effect on its anticipated benefits from the Merger;

     o There is no court or agency order, injunction or decree which prohibits, restricts or makes illegal the Merger;

     o The representations and warranties of all of the parties to the Agreement are true and correct on the closing date;

     o All of the agreements and covenants of the parties to the Agreement which are set forth in the Agreement shall have been performed or complied with in all material respects;

     o Each of the directors and executive officers of Cumberland and Middlesboro Federal shall have delivered certain letters to Commercial regarding any known possible indemnification claims;

     o    Certain indemnification agreements shall have been terminated;

     o Cumberland shall have delivered an instrument by which Mr. James J. Shoffner agrees to the termination of his employment agreement in exchange for a payment equal to $300,000 plus approximately $195,524 (which represents expected accrued benefits under the supplemental retirement benefits under his employment agreement);

     o Plan participants under the Cumberland stock option plan shall have agreed to the cancellation of all options the exercise price of which exceeds $14.32 per share;

     o Commercial shall have entered into written amendments to the severance agreements with three individuals who are currently officers of Middlesboro Federal;

     o Commercial shall have delivered to the Exchange Agent sufficient funds to pay the aggregate amount that the shareholders and the optionholders of Cumberland are entitled to receive and Cumberland shall have received a certificate from the Exchange Agent to that effect; and

     o Other customary closing conditions are met, such as the requirements for the delivery of customary officers' certificates and attorneys' opinion letters.

RESTRICTIONS ON OPERATIONS

     Pursuant to the Agreement, Cumberland and Commercial have each agreed to operate their businesses only in the ordinary course, to preserve their business organizations intact, and to maintain good relationships with their employees. Each party has also agreed that it will not take any action that would have an adverse effect on the ability of the parties to obtain all required regulatory approvals and other consents or to perform their respective obligations and agreements under the Agreement. The parties to the Agreement have also agreed to:

     o give prompt written notice to the other parties after becoming aware of any situation that is reasonably likely to have a material adverse effect on it or would cause or represent a material breach of any of its representations and warranties or covenants and to use its best efforts to promptly remedy such situation;

     o make all required reports with the regulatory authorities and, if such reports contain financial statements, the statements must fairly present the financial condition and results of operations of the filer and comply in all material respects with all applicable securities laws;

     o    cooperate in the preparation and mailing of this Proxy Statement;

     o cooperate in the preparation and filing of all required regulatory applications and all other required filings;

     o use their best efforts to take all actions necessary to consummate the transactions contemplated by the Agreement;

     o keep each other apprised of all material developments in their respective businesses;

     o maintain the confidentiality of all confidential information received from the other parties to the Agreement; and

     o cooperate in the preparation and issuance of all press releases regarding the Agreement and the transactions contemplated thereby.

     Cumberland has also agreed to use its best efforts to sell certain loans from directors of Commercial. The Board of Directors of Cumberland also agreed to recommend to shareholders that the Agreement and the Merger be approved and to include such recommendation in this Proxy Statement. The Cumberland Board was only obligated to do so, however, if such recommendation was consistent with the Board's fiduciary duties and Carson Medlin was able to confirm its opinion that the consideration to be received by shareholders was fair to them from a financial point of view. Carson Medlin's updated opinion is included as Appendix B to this Proxy Statement.

     In addition, Cumberland and Middlesboro Federal have agreed that they will not do any of the following without first having received the prior written consent of Commercial, which Commercial has agreed will not be unreasonably withheld:

     o amend the charter of bylaws of Cumberland, Middlesboro Federal or any of their subsidiaries;

     o borrow, guarantee or otherwise become obligated to pay any debt in excess of $5,000, other than in the ordinary course of business consistent with past practices;

     o permit any lien to be placed on any asset of Cumberland, Middlesboro Federal or any of their subsidiaries, except for certain types of liens customarily incurred by financial institutions or liens that had been previously disclosed to Commercial;

     o repurchase, acquire or exchange any shares of stock of Cumberland, Middlesboro Federal or any of their subsidiaries other than in the ordinary course of business in connection with employee benefit plans;

     o    declare or pay any dividend;

     o issue any additional shares of capital stock, except pursuant to the exercise of stock options any stock appreciation rights or any option or other right to purchase shares of stock;

     o adjust, split or combine any capital stock of Cumberland, Middlesboro Federal or any of their subsidiaries;

     o issue or authorize for issuance any shares in substitution for the Cumberland Common Stock;

     o sell, lease or otherwise dispose of or encumber any shares of stock of any subsidiary or assets having a book value in excess of $5,000, except in all instances, in the ordinary course of business;

     o purchase any securities or make any material investment in any party except for purchases of U.S. Treasury securities, U.S. Government agency securities or mortgage-backed securities of maturity and grade consistent with past produces;

     o acquire direct or indirect control over any party other than in connection with foreclosures or by Middlesboro Federal acting in its fiduciary capacity;

     o grant any increase in compensation or benefits to any employee or officer except as may be required by law or consistent with past practices;

     o pay any severance or termination pay or bonus arrangement except pursuant to written agreements or policies in effect on the date of the Agreement;

     o enter into or amend any severance agreements with officers of Cumberland, Middlesboro Federal or any of their subsidiaries;

     o grant any increase in fees or other increases in compensation and benefits to directors of Cumberland, Middlesboro Federal or any of their subsidiaries;

     o voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

     o enter into or amend any employment contract (unless such amendment is required by law) that cannot be unconditionally terminated without liability other than for services rendered at any time before the closing;

     o adopt any new employee benefit plan or make any material change in or to any existing employee benefit plan of Cumberland, Middlesboro Federal or any of their subsidiaries, other than any change that is required by law, is contemplated by the Agreement or, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

     o make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles;

     o    settle  any   litigation   involving  any  liability  of   Cumberland,
          Middlesboro Federal or any of their subsidiaries for money damages in excess of $5,000 or restrictions upon the operations of such entity;

     o except in the ordinary course of business, modify, amend, or terminate any material contract or waive, release, compromise, or assign any material rights or claim;

     o fail to make any required contribution to the ESOP as required by the Plan documents;

OTHER ACQUISITION PROPOSALS

     The Agreement provides that, until the Agreement is terminated, Cumberland and its representatives and agents may not, directly or indirectly or initiate, solicit any inquiries or proposals from persons other than Commercial to acquire Cumberland. Cumberland has also agreed that it will not furnish any non-public information to any parties, negotiated with such parties, or enter into any agreement with any such parties, except as may be required by applicable law (including the fiduciary duties of Cumberland's Board of Directors).

REPRESENTATIONS AND WARRANTIES

     Cumberland and Middlesboro Federal have each made certain representations and warranties in the Agreement. If any of these representations or warranties is materially false on the closing date, Commercial has the right to terminate the Agreement and not proceed with the Merger. The principal representations and warranties relate to: (i) the due organization, good standing and corporate power of Cumberland; (ii) Cumberland's authority to enter into the Agreement;
(iii) Cumberland's capital stock; (iv) the absence of proxy or shareholder agreements; (v) subsidiaries of Cumberland; (vi) Cumberland's financial statements; (vii) the absence of any undisclosed liabilities; (viii) the absence of certain changes or events; (ix) certain tax matters; (x) the allowance for loan losses; (xi) material assets; (xii) certain environmental matters; (xiii) compliance with laws; (xiv) labor relations; (xv) employee benefit plans; (xvi) material contracts; (xvii) legal proceedings; (xviii) regulatory reports; (xix) accounting, tax and regulatory matters; (xx) the investment portfolio; (xxi) the loan portfolio; (xxii) title to properties; (xxiii) insurance; (xxiv) properties, contracts and other agreements; (xxv) fair lending and Community Reinvestment Act matters; (xxvi) books and records; and (xvii) the truth and accuracy of the information contained herein.

     Commercial also has each made certain representations and warranties in the Agreement. If any of these representations or warranties is materially false on the closing date, Cumberland has the right to terminate the Agreement and not proceed with the Merger. The principal representations and warranties relate to:
(i) the due organization, good standing and corporate power of Commercial; (ii) Commercial's authority to enter into the Agreement; (iii) (iv) the truth and accuracy of the information contained herein; (v) Commercial's financial capacity to consummate the Merger; and (vi) regulatory matters.

REGULATORY APPROVALS

     In order for the Merger and the Bank Merger to occur, the Board of Governors of the Federal Reserve System and the Tennessee Department of Financial Institutions must approve the transaction. Commercial has received both of these approvals. The Office of Thrift Supervision which regulates Cumberland and Middlesboro Federal has also been notified of the Merger as required by OTS regulations.

     Commercial is not aware of any other regulatory approvals that would be required for completion of the Merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the consideration to be received by Cumberland shareholders. Further-more, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

TERMINATION OF THE AGREEMENT

     The Agreement may be terminated on or at any time prior to the closing date by the mutual written consent of Cumberland and Commercial. In addition, the Agreement may be terminated by Commercial or Cumberland (provided that the terminating party is not then in breach of the Agreement):

     o in the event of a material breach of any representation or warranty (other than a de minimus error) of the other party contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy;

     o in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

     o in the event any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

     o if shareholders of Cumberland fail to approve the Agreement at the Special Meeting;

     o in the event that the Merger shall not have been completed by December 31, 2001 or such later date as may be necessary to finalize any required regulatory approvals or waiting periods, provided that the delay is not caused by any breach of the Agreement by the party electing to terminate;

     o in the event that any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied by December 31, 2001 provided that the terminating party is not in breach of any representation or warranty or in material breach of any covenant or obligation contained in the Agreement; or

     o if the net worth of Cumberland as of the closing date is less than $8.0 million, exclusive of any changes or modifications taken at the direction of Commercial.

     If the Agreement is terminated it will generally become void, and there will be no further liability on the part of Cumberland, Middlesboro Federal, Commercial or Commercial Bank to any other parties to the Agreement, except for any liability arising out of any willful breach of any provision of the Agreement.

AMENDMENT OF THE AGREEMENT

     The Agreement may be amended by the respective boards of directors of the parties at any time before or after approval of the Agreement by Cumberland's shareholders. Any amendment to the Agreement after shareholders have approved the Agreement that would decrease the price to be received or change the form of consideration would require a resolicitation of shareholders.

WAIVER OF PERFORMANCE OF OBLIGATIONS

     Either Cumberland or Commercial may, by a signed writing, give any consent, take any action with respect to the termination of the Agreement or otherwise, or waive any default or inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the Agreement.

ACCOUNTING TREATMENT

     Commercial will account for the Merger under the purchase method of accounting. This means that Commercial and Cumberland will be treated as one company as of the date of the Merger and Commercial will record the fair value of Cumberland's assets and liabilities on its financial statements. Commercial will record the excess of its purchase price over the fair value of Cumberland's identifiable net assets as goodwill.

EXPENSES

     Whether or not the Merger is completed, Cumberland and Commercial will each pay their own fees and expenses.

TAX CONSEQUENCES TO SHAREHOLDERS

     The following is a discussion of the material federal income tax consequences of the Merger to certain holders of Cumberland Common Stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this Proxy Statement. This discussion assumes that the Cumberland Common Stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Cumberland shareholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for Cumberland Common Stock in connection with the Merger will be a taxable transaction for federal income tax purposes to shareholders receiving such cash, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the Cumberland Common Stock owned by you at the time of the Merger and the amount of cash you receive for your Cumberland shares. Your gain or loss will be a capital gain or loss if your Cumberland Common Stock is a capital asset to you.

     The cash payments the holders of Cumberland Common Stock will receive upon their exchange of the Cumberland Common Stock pursuant to the Merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 30.5% in calendar year 2001 (30% in calendar year 2002) of the cash payments to holders of Cumberland Common Stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, a holder of Cumberland Common Stock must provide the Exchange Agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

     Neither Commercial nor Cumberland has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Cumberland's shareholders of the transactions discussed in this Proxy Statement, and no opinion of counsel has been or will be rendered to Cumberland shareholders with respect to any of the tax effects of the Merger to shareholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX
CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE MERGER ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN

PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

DISSENTERS' RIGHTS

     Under Tennessee law, if you do not wish to accept the cash payment provided for in the Agreement, you have the right to dissent from the Merger and obtain payment of the fair value of your shares. CUMBERLAND SHAREHOLDERS ELECTING TO DO SO MUST COMPLY WITH THE PROVISIONS OF SECTION 48-23-201 ET SEQ. OF THE TENNESSEE BUSINESS CORPORATION ACT IN ORDER TO PERFECT THEIR RIGHTS. CUMBERLAND WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. A copy of the applicable statutes is attached as Appendix C.

     The following is intended as a brief summary of the material provisions of the Tennessee statutory procedures required to be followed by a Cumberland shareholder in order to dissent from the Merger and obtain payment of the fair value of his or her shares of Cumberland Common Stock. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 48-23-201 et seq. of the Tennessee Business Corporation Act, the full text of which appears in Appendix C of this proxy statement.

     Section 48-23-201 requires that if a proposed corporate action creating dissenters' rights is put to a vote of shareholders at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of the applicable statutory provisions. This Proxy Statement constitutes Cumberland's notice to its shareholders of the availability of dissenters' rights in connection with the Merger in compliance with the requirements of Section 48-23-201. If you wish to consider exercising your dissenters' rights you should carefully review the text of the statutory provisions contained in Appendix C because failure to timely and properly comply with the requirements of these provisions will result in the loss of your rights under Tennessee law.

     If you elect to demand appraisal of your shares, you must satisfy both of the following conditions:

     o You must deliver to Cumberland a written demand for the payment of the fair value for your shares before the vote is taken with respect to the Merger. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. Voting against or failing to vote for the Merger by itself does not constitute a demand for payment within the meaning of Tennessee law.

     o You must not vote in favor of the Merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for payment of fair value.

     If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Cumberland Common Stock as provided for in the Agreement but will have no dissenters' rights with respect to your shares of Cumberland Common Stock.

     All demands for payment of fair value should be addressed to J. D. Howard, Secretary, Cumberland, Inc., 1431 Cumberland Avenue, Middlesboro, Kentucky 40965, before the vote on the Merger is taken at the Special Meeting. A record shareholder may assert dissenters' rights for fewer than all of the shares of Cumberland Common Stock registered in his or her name only if such holder dissents with respect to all shares beneficially owned by any one person and notifies Cumberland in writing of the name and address of each person on whose behalf he or she is asserting dissenters' rights. If a record shareholder holds shares that are beneficially owned by two or more parties who do not all seek to assert dissenters' rights, such record shareholder's rights are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares of Cumberland Common Stock held on his behalf only if:

     o the beneficial holder submits to Cumberland the record shareholder's written consent to the dissent prior to the Special Meeting; and

     o he or she does so with respect to all shares of Cumberland Common Stock he or she beneficially owns or has power to direct the vote.

     Within ten days after the date Cumberland's shareholders approve the Agreement and the Merger, Cumberland (or Commercial, if the Merger has already been consummated), must send a written dissenters' notice to all shareholders who have properly perfected their dissenters' rights. This notice must:

     o state where a payment demand must be sent and where and when certificates for the shares must be deposited;

     o inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     o supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the principal terms of the Merger and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

     o set a date by which Cumberland (or Commercial) must receive the payment demand, which date may not be less than one month or greater than two months after the date this notice is delivered; and

     o be accompanied by a copy of the Tennessee dissenters' rights statutes if the copy has not previously been provided.

A shareholder sent this dissenters' rights notice must demand payment and make the required certification before the deadline that will be specified in the notice. A dissenting shareholder must also deposit his or her Cumberland Common Stock certificates in accordance with the procedures specified in the notice. Cumberland may restrict the transfer of uncertificated shares from the date the demand for payment is received until the date the Merger closes. If the Merger does not close within two months of the deadline for submitting the demand for payment, the restrictions will lapse. A shareholder who complies with all of these requirements within the required time periods retains all other rights as a shareholder until these rights are cancelled or modified by the closing of the Merger. A shareholder who does not demand payment or deposit his or her stock certificates within the required time periods is not entitled to continue to seek payment pursuant to these procedures. ONCE A DEMAND FOR PAYMENT HAS BEEN FILED BY SHAREHOLDER, IT MAY NOT BE WITHDRAWN UNLESS CUMBERLAND (OR COMMERCIAL AS THE SURVIVING CORPORATION IN THE MERGER) CONSENTS TO THE WITHDRAWAL.

     As soon as the  Merger is  closed,  or upon  receipt  of a payment  demand, whichever is later, Commercial will pay each dissenter who complied with all applicable statutory provisions the amount Commercial estimates to be the fair value of such shares, plus accrued interest, from the effective date of the Merger. The "fair value" of the shares means the value of such shares immediately before the close of the Merger. This payment must be accompanied by:

     o Cumberland's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

     o    a statement of the estimate of the fair value of the shares;

     o    an explanation of how interest was calculated;

     o a statement of the shareholder's right to reject such offer and provide his or her own estimate to Commercial of the fair value of such shares (which counteroffer Commercial is not obligated to take) as well as the procedures and deadlines for doing so; and

     o    a copy of the dissenters' rights statutes if not previously provided.

If the Merger is not closed within two months after the deadline for submitting a demand for payment and depositing stock certificates, Cumberland will be obligated to return any deposited certificates and release any transfer restrictions. If the Merger subsequently closes, Commercial will be obligated to send a new dissenters' rights notice and repeat the payment demand procedures described above.

     In the event that a dissenting shareholder acquired the shares of Cumberland Common Stock on or after the date that the Merger was first announced, Cumberland (or Commercial) may choose to withhold payment of the estimated fair value of such shareholder's shares. If

Cumberland (or Commercial) elects to do so, after the Merger is closed, Commercial shall be obligated to pay to such shareholder or shareholders an amount equal to the estimated fair value of such shares plus interest to any such shareholder who agrees to accept it in full satisfaction of his or her demand. Commercial will be obligated to send with its offer a statement of its estimate, an explanation of how interest was calculated and a statement of the shareholder's right to reject such offer and provide his or her own estimate of the fair value of the shares.

     If a dissenting shareholder is not satisfied with Commercial's fair value determination, the shareholder may notify Commercial in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of that amount (less any payment previously paid to such shareholder); or, in the case of a shareholder who acquired his or her shares of Cumberland Common Stock after the date of the first public announcement of the Merger, the shareholder may reject the written offer made by Commercial and demand payment of the fair value of his or her shares, along with interest, in either case only in the following circumstances:

     o The dissenter believes that the amount paid or offered to be paid is less than the fair value of his or shares or that the interest was incorrectly calculated;

     o Commercial fails to make payment within two months after the date set for demanding payment; or

     o Cumberland and Commercial have not merged and Cumberland has not returned the deposited certificates or released the transfer restrictions on uncertificated securities within two months of the date for demanding payment.

A dissenter waives his or her right to reject payment or the offer of payment unless he or she provides written notification of his or her objection within one month after Commercial made or offered payment.

     If a demand for payment remains unsettled, Commercial is required to commence a proceeding within two months after receiving the payment demand and petition the court to determine the fair value of the shares and the accrued interest. If Commercial does not do so, it will be required to pay to each dissenter whose demand remains unsettled, the amount such dissenter has demanded. The legal action must be commenced in a court of record having equity jurisdiction in the county where Commercial's principal office is located (Claiborne County). All dissenters whose claims remain unsettled must be made party to the proceeding and all parties must be served with a copy of the proceeding although non-residents may be served by registered or certified mail or by publication. This court will have exclusive jurisdiction over the matter.

     The court may appoint one or more persons as appraisers to receive evidence and recommend a decision as to the fair value of the shares. Each dissenter made a party to the proceeding is entitled to a judgment:

     o    for the amount by which the court  finds the fair value of his shares,
          plus  accrued   interest,   exceeds  the  amount  previously  paid  by
          Commercial; or

     o    for  the  fair  value,   plus   accrued   interest,   of  his  or  her
          after-acquired   shares  for  which  Commercial  elected  to  withhold
          payment.

The court will also determine all costs resulting from the proceeding. The court will generally require that Commercial pay all costs, except that the court may assess the costs against some or all of the dissenters, in amounts the court believes to be fair, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds to be fair:

     o against Commercial and in favor of all dissenters if the court finds that Cumberland or Commercial did not substantially comply with the requirements of the Tennessee dissenters' rights statutes; or

     o against either Commercial or a dissenter, in favor of another party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights of the parties set forth in the Tennessee dissenters' rights statutes.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not reasonably be assessed against Commercial, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to all of the dissenters who were benefited.

     In view of the complexity of these provisions, Cumberland shareholders who may wish to dissent from the Merger and pursue these rights should consult their legal advisors.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some members of Cumberland's Board of Directors and certain officers may have interests in the Merger that are in addition to, or different from the interests of shareholders. The Board of Directors was aware of these interests and considered them in adopting the Agreement.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST CLAIMS. For a period of three years from the Effective Time, Commercial has agreed to indemnify and hold harmless each present and former director and officer of Cumberland and Middlesboro Federal from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the Merger to the fullest extent permitted, but as may be limited, by Tennessee law. As a condition to closing, each director and executive officer of Cumberland must deliver a letter to Commercial stating that they have no claims for indemnification under Cumberland's or Middlesboro Federal's Charter or Bylaws. All rights to indemnification with respect to a claim asserted within the three-year period shall continue until final disposition of the claim. This indemnification includes but is not limited to liability arising out of the transactions contemplated by the Agreement. Commercial has agreed to advance any costs to each of these persons as they are incurred. Commercial has also agreed to provide directors' and officers' liability insurance coverage for the benefit of Cumberland's directors and officers by purchasing continuation coverage under Cumberland's existing directors' and officers' liability policy.

     CONVERSION OF STOCK OPTIONS. At the Effective Time, each unexercised option to purchase shares of Cumberland Common Stock will be converted into the right to receive in cash an amount equal to the difference between $14.32 and the exercise price of each option multiplied by the number of shares of Cumberland Common Stock subject to the option. In the event the exercise price of the Option exceeds $14.32, such option will be cancelled. As of June 30, 2001, the directors and executive officers of Cumberland held options to purchase a total of 35,792 shares of Cumberland Common Stock, although the exercise price on some of these options exceeded $14.32 per share. The following table reflects the number of options, the weighted average exercise price of the options.

                                   NUMBER OF SECURITIES        WEIGHTED AVERAGE
NAME OF DIRECTOR OR                     UNDERLYING            EXERCISE PRICE PER
 EXECUTIVE OFFICER                 UNEXERCISED OPTIONS             SHARE
-------------------                ---------------------      ------------------

Raymond Walker                               998                      $7.52
Reecie Stagnolia                           1,028
Pat Huddleston                               665                       7.52
Flo Wilder                                   665                       7.52
Roy Shoffner                              11,426
J. D. Howard                                 521                       7.52
Jay Shoffner                                 726                       8.78

     EMPLOYMENT AGREEMENTS. Middlesboro Federal is party to an employment agreement with President and Chief Executive Officer James J. Shoffner, which provides for a severance payment equal to 2.99 times his "base amount," as defined in the Internal Revenue Code following his termination in connection with a "change in control" of Cumberland, as defined in his agreement. The Merger constitutes a change in control of Cumberland as defined in the agreement. Mr. Shoffner will receive a payment of $300,000 in satisfaction of Cumberland's obligations under this agreement. In addition, the employment agreement provided for supplemental retirement benefits. In full satisfaction of these obligations, he has agreed to accept a cash payment in the amount of $195,524 which represented amounts accrued for such obligation as the date of the Merger Agreement plus $3,500 per month for each of the intervening months prior to closing.

     EMPLOYEE BENEFIT PLANS. After the effectiveness of the Merger, Commercial has agreed to provide generally to Cumberland's officers and employees who became employees of Commercial or its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans which would involve the issuance of Commercial common stock) on terms and conditions which when taken as a whole are substantially similar to these currently provided by Commercial and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) service under qualified defined benefit and defined contribution plans of Cumberland will be treated as service under any defined benefit and defined contribution plans of Commercial.

     EMPLOYEE STOCK OWNERSHIP PLAN. Prior to the consummation of the Merger, Cumberland will take appropriate steps to terminate its ESOP. After consummation of the Merger, the ESOP will repay the outstanding balance of its loan and allocate any surplus cash to the accounts of ESOP participants in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the ESOP.

     NONCOMPETITION AGREEMENTS. As a condition to Commercial's entering into the Agreement, each of Cumberland's directors was required to enter into a Noncompetition/ Nonsolicitation Agreement with Commercial. Each of the directors has further agreed that for a period of 18 months after the Effective Time, they will not serve as a management official or consultant to, or become a major shareholder in another financial institution having an office an any county in which Middlesboro Federal has an office.

                  PRINCIPAL HOLDERS OF CUMBERLAND COMMON STOCK

     The following table provides you with information regarding ownership of Cumberland Common Stock by directors, executive officers and any person or group Cumberland knows to beneficially own more than 5% of its outstanding Common Stock. The information is as of the Record Date. Information about persons or groups who own beneficially more than 5% of Cumberland Common Stock is based on filings with the Securities and Exchange Commission on or before the Record Date.

                                                         AMOUNT AND                PERCENT OF
                                                          NATURE OF                 SHARES OF
                                                         BENEFICIAL               COMMON STOCK
NAME                                                     OWNERSHIP 1              OUTSTANDING 2
----                                                     ----------               ------------
PRINCIPAL SHAREHOLDER
---------------------

Cumberland Mountain Bancshares, Inc.
Employee Stock Ownership Plan Trust
1431 Cumberland Avenue
Middlesboro, Kentucky  40965                              87,856  3                   12.93%

Jeffrey L. Gendell                                        67,116                       9.87%
Tontine Management, L.L.C.
Tontine Financial Partners, L.P.
Tontine Overseas Associates, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166

Sandler O'Neill Asset Management, LLC                     65,000                       9.56%
Malta Partners, L.P.
Malta Hedge Fund, L.P.
Malta Partners II, L.P.
Malta Hedge Fund II, L.P.
SOAM Holdings, LLC
Terry Maltese
712 Fifth Avenue
22nd Floor
New York, New York  10019

James J. Shoffner                                         70,161                      10.15%
1431 Cumberland Avenue
Middlesboro, Kentucky 40961



                                                         AMOUNT AND                PERCENT OF
                                                          NATURE OF                 SHARES OF
                                                         BENEFICIAL               COMMON STOCK
NAME                                                     OWNERSHIP 1              OUTSTANDING 2
----                                                     ----------               ------------

MANAGEMENT
----------

James J. Shoffner                                         70,161                      10.15%
J. Roy Shoffner                                           13,894                       2.03
Reecie Stagnolia, Jr.                                     17,349                       2.54
Raymond C. Walker                                         15,668                       2.29
Barry Litton                                               3,665                       0.54

All directors and executive
  officers as a group (8 persons)                        139,291  4                   19.39

___________
1 A person is considered the beneficial owner of any shares of Cumberland Common Stock (1) over which he or she has or shares voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days from the Record Date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
2 In calculating percentage ownership for a given individual or group of individuals, the number of shares of Cumberland Common Stock outstanding includes unissued shares subject to options exercisable within 60 days of the Record Date held by that individual or group.
3 Includes shares which have been allocated to the accounts of participants. The ESOP trustees vote all allocated shares in accordance with instructions of the participants; unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by Cumberland.
4 Excludes unallocated shares held by the ESOP. Includes 35,792 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

                                  OTHER MATTERS

     Cumberland's Board of Directors is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that proxies will be voted in accordance with the determination of a majority of the Board of Directors provided, however, if a proposal to adjourn the Special Meeting is properly presented, a proxy will not have discretion to vote in favor of the adjournment proposal any shares of Common Stock which have been voted against approval and adoption of the Agreement.

                              SHAREHOLDER PROPOSALS

     In the event that the Agreement is not approved by shareholders at the Special Meeting, Cumberland expects it would hold an annual meeting of shareholders in early 2002. In order to be eligible for inclusion in Cumberland's proxy materials for any such meeting, any shareholder proposal to take action at such meeting must be received at Cumberland's main office at 1431 Cumberland Avenue, Middlesboro, Kentucky, 40965, a reasonable time prior to any such Annual Meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     Shareholder proposals, other than those submitted pursuant to the Securities Exchange Act of 1934, as amended, must be delivered or mailed, in the form prescribed by Cumberland's Charter to the Secretary of Cumberland at the above address not fewer than 30 days nor more than 60 days prior to any meeting; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the meeting, such written notice shall be delivered or mailed, as prescribed, to the Secretary of Cumberland not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ J. D. Howard

                                   J. D. HOWARD
                                   SECRETARY
Middlesboro, Kentucky
September 26, 2001

                                   APPENDIX A

                      Agreement and Plan of Share Exchange

                  --------------------------------------------

                AGREEMENT AND PLAN OF SHARE EXCHANGE, AS AMENDED

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                                       AND

                           COMMERCIAL BANCGROUP, INC.

                  --------------------------------------------


                                February 8, 2001

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

1.  Share Exchange........................................................... 1
         1.1  Share Exchange................................................. 1
         1.2  Closing........................................................ 1
         1.3  Effective Time................................................. 1

2.  Conversion and Exchange of Shares........................................ 2
         2.1  Conversion of Shares........................................... 2
         2.2  Shares Held by the Cumberland.................................. 2
         2.3  Dissenting Shareholders........................................ 2
         2.4  Exchange Procedures............................................ 3
         2.5  Rights of Former Cumberland Shareholders....................... 3
         2.6  Adjustment to Purchase Price................................... 4

3.  Representations and Warranties of Cumberland............................. 4
         3.1  Organization, Standing, and Power.............................. 4
         3.2  Authority; No Breach by Agreement; Consents.................... 4
         3.3  Capital Stock.................................................. 5
         3.4  Voting Rights.................................................. 5
         3.5  Cumberland Subsidiaries........................................ 5
         3.6  Financial Statements........................................... 6
         3.7  Absence of Undisclosed Liabilities............................. 6
         3.8  Absence of Certain Changes or Events........................... 7
         3.9  Tax Matters.................................................... 7
         3.10 Allowance for Possible loan Losses............................. 8
         3.11 Assets......................................................... 8
         3.12 Environmental Matters.......................................... 9
         3.13 Compliance with Laws........................................... 9
         3.14 Labor Relations................................................10
         3.15 Employee Benefit Plans.........................................10
         3.16 Material Contracts.............................................13
         3.17 Legal Proceedings..............................................13
         3.18 Reports........................................................13
         3.19 Accounting, Tax and Regulatory Matters.........................14
         3.20 Investment Portfolio...........................................14
         3.21 Loan Portfolio.................................................14
         3.22 Title to Properties............................................15

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

         3.23 Insurance......................................................15
         3.24 Properties, Contracts and Other Agreements.....................16
         3.25 Fair Lending; Community Reinvestment Act.......................16
         3.26 Books and Records..............................................17
         3.27 Statements True and Correct....................................17

4.  Representations and Warranties of Commercial.............................17
         4.1  Organization, Standing, and Power..............................17
         4.2  Authority; No Breach By Agreement; Consents....................18
         4.3  Statements True and Correct....................................18
         4.4  Financial Ability to Consummate Share Exchange.................19
         4.5  Regulatory Approvals...........................................19

5.  Certain Covenants........................................................19
         5.1  Operation in the Ordinary Course...............................19
         5.2  Negative Covenants of Cumberland...............................19
         5.3  Adverse Changes in Condition...................................21
         5.4  Sale of Affiliate Debt.........................................22
         5.5  Resignations...................................................22
         5.6  Transition of Cumberland Companies.............................22

6.  Additional Agreements....................................................22
         6.1  Shareholder Approval...........................................22
         6.2  Applications...................................................22
         6.3  Termination of ESOP and ESOP Trust.............................23
         6.4  Preliminary Closing Balance Sheet..............................23
         6.5  Agreements as to Efforts to Consummate.........................23
         6.6  Investigation and Confidentiality..............................24
         6.7  Press Release..................................................25
         6.8  Acquisition Proposals..........................................25
         6.9  Certain Modifications..........................................25
         6.10 Employee Matters...............................................25
         6.11 Indemnification and Insurance..................................26

7.  Conditions Precedent to Obligations to Consummate........................27
         7.1  Conditions to Obligations of Commercial........................27
         7.2  Conditions to Obligations of Cumberland........................30

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

8.  Termination..............................................................32
         8.1  Termination....................................................32
         8.2  Effect of Termination..........................................33
         8.3  Non-Survival of Representations and Covenants..................33

9.  Miscellaneous............................................................33
         9.1  Definitions....................................................33
         9.2  Expenses.......................................................39
         9.3  Brokers and Finders............................................40
         9.4  Entire Agreement...............................................40
         9.5  Amendments.....................................................40
         9.6  No Third Party Beneficiaries...................................40
         9.7  Waivers........................................................40
         9.8  Assignment.....................................................41
         9.9  Notices........................................................41
         9.10 Governing Law..................................................42
         9.11 Counterparts...................................................42
         9.12 Captions.......................................................42
         9.13 Remedies.......................................................42
         9.14 Severability...................................................43

                                    EXHIBITS
DESCRIPTION                                                              EXHIBIT

Articles of Share Exchange and Related Plan of Share Exchange..................2
Form of Non-Competition/ Non-Solicitation Agreement............................3

                              DISCLOSURE MEMORANDUM
DESCRIPTION                                                              SECTION

Authority; No Breach by Agreement; Consents..................................3.2
Capital Stock................................................................3.3
Financial Statements.........................................................3.6
Absence of Undisclosed Liabilities...........................................3.7
Absence of Change............................................................3.8
Taxes.....................................................................3.9(a)
Assets......................................................................3.11
Environmental Matters.......................................................3.12
Compliance with Laws........................................................3.13
Employee Benefit Plans......................................................3.15
Material Contracts..........................................................3.16
Legal Proceedings...........................................................3.17
Reports.....................................................................3.18
Investment Portfolio........................................................3.20
Insurance...................................................................3.23
Properties..................................................................3.24
Plan Participant Termination and Release Letters..........................7.1(j)


                            GLOSSARY OF DEFINED TERMS
DEFINED TERM                                                             SECTION

1933 Act..................................................................9.1(a)
1934 Act..................................................................9.1(b)
Acquisition Proposal......................................................9.1(c)
Affiliate.................................................................9.1(d)
Agreement.................................................................9.1(e)
Allowance...................................................................3.10
Assets....................................................................9.1(g)
BHC Act...................................................................9.1(h)
Change of Control Payments................................................9.1(i)
Closing......................................................................1.2

DEFINED TERM                                                             SECTION

Closing Date..............................................................9.1(k)
Closing Net Worth.........................................................9.1(l)
Commercial..........................................................Introduction
Code......................................................................9.1(m)
Consent...................................................................9.1(n)
Contract..................................................................9.1(o)
CRA.......................................................................3.25
Cumberland..........................................................Introduction
Cumberland Benefit Plans.................................................3.15(a)
Cumberland Common Stock...................................................9.1(q)
Cumberland Companies......................................................9.1(r)
Cumberland Contracts.....................................................3.16(d)
Cumberland Disclosure Memorandum..........................................9.1(s)
Cumberland Mountain Bancshares, Inc. Management Recognition Plan..........2.1(c)
Cumberland Qualified Plans...............................................3.15(b)
Cumberland Subsidiaries...................................................9.1(t)
Default...................................................................9.1(u)
Dissenting Shares............................................................2.3
Effective Time...............................................................1.3
Environmental Laws........................................................9.1(v)
ERISA.....................................................................9.1(w)
ERISA Affiliate...........................................................9.1(x)
ERISA Plan................................................................9.1(y)
ESOP......................................................................9.1(z)
ESOP Costs...............................................................9.1(aa)
ESOP Fairness Opinion........................................................6.3
ESOP Note................................................................9.1(bb)
ESOP Trust...............................................................9.1(cc)
Exchange Agent...............................................................2.4
Exhibits.................................................................9.1(dd)
Financial Statements.........................................................3.6
GAAP.....................................................................9.1(ee)
Hazardous Material.......................................................9.1(ff)
HMLC................................................................Introduction
Interim Balance Sheet........................................................3.6
Interim Period...............................................................3.6
Knowledge................................................................9.1(gg)
Law......................................................................9.1(hh)
Liability................................................................9.1(ii)

DEFINED TERM                                                             SECTION

Lien.....................................................................9.1(jj)
Litigation...............................................................9.1(kk)
Loan Property............................................................9.1(ll)
Material.................................................................9.1(mm)
Material Adverse Effect..................................................9.1(nn)
Merger.................................................................Recital B
Middlesboro.........................................................Introduction
Net Worth................................................................9.1(oo)
Order....................................................................9.1(pp)
Participation Facility...................................................9.1(qq)
Party....................................................................9.1(rr)
Permit...................................................................9.1(ss)
Person...................................................................9.1(tt)
Preliminary Closing Balance Sheet............................................6.4
Purchase Price............................................................2.1(a)
Purchase Price Per Share..................................................2.1(a)
Regulatory Authorities...................................................9.1(uu)
Representatives..............................................................6.8
Rights...................................................................9.1(vv)
SEC......................................................................9.1(ww)
SEC Documents............................................................9.1(xx)
Securities Laws..........................................................9.1(yy)
Share Exchange...............................................................1.1
Shoffner Employment Agreement............................................9.1(zz)
Subsidiaries............................................................9.1(aaa)
Tax or Taxes............................................................9.1(bbb)
Tax Returns.............................................................9.1(ccc)
TBCA....................................................................9.1(ddd)
Transaction Costs.......................................................9.1(eee)

                AGREEMENT AND PLAN OF SHARE EXCHANGE, AS AMENDED

     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE is made and entered into this 8th day of February, 2001, and amended on September __, 2001 by and between COMMERCIAL BANCGROUP, INC. ("Commercial"), a Tennessee corporation, and CUMBERLAND MOUNTAIN BANCSHARES, INC. ("Cumberland"), a Tennessee corporation and owner of all the outstanding capital stock of Middlesboro Federal Bank, Federal Savings Bank ("Middlesboro") and Home Mortgage Loan Corporation ("HMLC").

     RECITALS:

     A. The parties desire that Commercial acquire all of the outstanding shares of Cumberland's Common Stock for cash by means of a share exchange, upon the terms and conditions set forth in this Agreement.

     B. Immediately after the Share Exchange (as defined in Section 1.1 below), Commercial will merge Middlesboro with and into Commercial Bank, a Tennessee state bank and a wholly-owned subsidiary of Commercial, and will operate Middlesboro's offices as branches of Commercial Bank (the "Merger").

     C. Certain terms used in this Agreement are defined in Section 9.1 of this Agreement.

     AGREEMENT:

     NOW,  THEREFORE,  in  consideration  of the above  recitals  and the mutual
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the Parties to this Agreement hereby agree as follows:

     1. SHARE EXCHANGE

          1.1 SHARE EXCHANGE. Upon the terms and conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3 below) a statutory share exchange pursuant to Section 48-21-103 of the TBCA (the "Share Exchange") shall occur in the manner set forth in Section 2.

          1.2 CLOSING. The closing ("Closing") of the Share Exchange shall take place at the main office of Commercial, 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, at 10:00 a.m. on the date that the Effective Time occurs, or at such other place, time and date as the Parties may agree.

          1.3 EFFECTIVE TIME. The transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Share Exchange and related Plan of Share Exchange, a copy of which is attached as
Exhibit 1 hereto, shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Effective Time shall occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the transactions contemplated by this Agreement, (b) the date of receipt of the approvals referenced in Section 7.1(g), or (c) the date on which the shareholders of the Cumberland approve this Agreement to the extent such approval is required by applicable Law.

     2. CONVERSION AND EXCHANGE OF SHARES

          2.1 CONVERSION OF SHARES

               (a) Subject to the provisions of this Section 2, at the Effective Time, by virtue of the Share Exchange and without any action on the part of the holders thereof, each share of Cumberland Common Stock (other than Dissenting Shares as defined in Section 2.3 below or shares canceled pursuant to Section
2.2 below) shall be converted into the right to receive the Purchase Price per Share (defined below). The aggregate purchase price paid at the Effective Time to holders of shares of Cumberland Common Stock shall be $9,520,000 minus the amounts paid to holders of certain Rights pursuant to Section 2.1(b) and 2.1(c), subject to adjustment as set forth in Section 2.6 (the "Purchase Price"). For purposes of this Agreement, "Purchase Price per Share" shall mean the Purchase Price divided by the total number of shares of Cumberland Common Stock issued and outstanding immediately prior to the Effective Time. The Parties agree that "the total number of shares of Cumberland Common Stock issued and outstanding immediately prior to the Effective Time" shall not include any shares canceled pursuant to Section 2.2 below.

               (b) Subject to Section 7.1(j), at the Effective Time, each outstanding Right which has not been exercised, whether or not then vested, shall be canceled, and in lieu thereof, the holders of such Rights shall be paid in cash an amount equal to the product of (i) the number of shares of Cumberland Common Stock subject to such Right at the Effective Time and (ii) the amount by which the Purchase Price Per Share exceeds the applicable exercise price. In the event the exercise price for a Right exceeds the Purchase Price Per Share, such Right shall be cancelled without any payment made in exchange therefor.

               (c) Subject to Section 7.1(j), at the Effective Time, each holder of an award granted under the Cumberland Mountain Bancshares, Inc. Management Recognition Plan (the "MRP") which has not yet fully vested shall be entitled to receive the Purchase Price Per Share for each unvested share awarded under the MRP.

          2.2 SHARES HELD BY THE CUMBERLAND. Each of the shares of Cumberland Common Stock held by Cumberland or any Cumberland Subsidiary, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          2.3 DISSENTING SHAREHOLDERS. Any holder of shares of Cumberland Common Stock ("Dissenting Shares") who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Chapter 23 of the TBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the TBCA and surrendered the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Cumberland fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Commercial shall issue and deliver the consideration to which such holder of shares of Cumberland Common Stock is entitled under this Section 2 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Cumberland Common Stock held by such holder.

          2.4 EXCHANGE PROCEDURES. Unless the Parties otherwise agree, within three business days after the Effective Time, Commercial shall cause a qualified exchange agent (the "Exchange Agent") to mail to the former holders of Cumberland Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Cumberland Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. Commercial shall also provide the transmittal materials to Cumberland at least ten business days prior to the Effective Time. At or before the Effective Time, Commercial shall deposit with the Exchange Agent for the benefit of holders of Cumberland Common Stock an amount of cash equal to the Purchase Price. After the Effective Time, each holder of shares of Cumberland Common Stock (other than shares to be canceled pursuant to Section 2.2 of this Agreement or Dissenting Shares) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 2.1 of this Agreement. The Exchange Agent shall not be obligated to deliver the consideration to which any former holder of Cumberland Common Stock is entitled as a result of the Share Exchange until such holder surrenders his or her certificate or certificates representing the shares of Cumberland Common Stock for exchange as provided in this Section 2.4. The certificate or certificates (or an affidavit of lost certificate and an indemnity bond, according to Commercial's usual procedures) of Cumberland Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, Commercial shall not be liable to a holder of Cumberland Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

          2.5 RIGHTS OF FORMER CUMBERLAND SHAREHOLDERS. At the Effective Time, the stock transfer books of Cumberland shall be closed as to holders of Cumberland Common Stock immediately prior to the Effective Time and no transfer of Cumberland Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 2.4 of this Agreement, each certificate theretofore representing shares of Cumberland Common Stock (other than shares to be canceled pursuant to Section 2.2) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.1 of this Agreement in exchange therefor (or with respect to Dissenting Shares the right to receive the consideration provided in Section 2.3 of this Agreement).

          2.6 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be adjusted if Cumberland's Closing Net Worth is less than $8,000,000, after further adjustments to exclude any changes requested by Commercial pursuant to Section 6.9, then either Party may, in its discretion, elect to terminate the Agreement as provided in Section 8.1(b) or, alternatively, the Parties may agree that the Purchase Price shall be reduced by the difference between $8,000,000 and the Closing Net Worth of Cumberland.

     3.   REPRESENTATIONS  AND  WARRANTIES  OF  CUMBERLAND.   Cumberland  hereby
represents and warrants to Commercial as follows:

          3.1 ORGANIZATION, STANDING, AND POWER. Cumberland is duly organized, validly existing, and in good standing under the Laws of the State of Tennessee. Cumberland has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Cumberland is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on Cumberland. Cumberland is a unitary savings and loan holding company.

          3.2 AUTHORITY; NO BREACH BY AGREEMENT; CONSENTS

               (a) Cumberland has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Cumberland, subject to shareholder approval. This Agreement represents a legal, valid and binding obligation of Cumberland, and subject to shareholder approval and Consents of Regulatory Authorities, enforceable against Cumberland in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Except as disclosed in Section 3.2 of the Cumberland Disclosure Memorandum, neither the execution and delivery of this Agreement by
----------------------
Cumberland, nor the consummation
by Cumberland of the transactions contemplated hereby, nor compliance by Cumberland with any of the provisions hereof will (i) conflict with or result in a breach of any provision of a Cumberland Company's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any notice under or Consent pursuant to, or result in the creation of any Lien on any Asset of a Cumberland Company under, any Contract or Permit of a Cumberland Company, (iii) require any notice to, filing with or Consent of any Person other than the Consents required of Regulatory Authorities, or (iv) subject to receipt of the requisite approvals referred to in Section 7.1(a) and 7.2(b) of this Agreement, violate any Law or Order applicable to a Cumberland Company or any of its respective Assets.

               (c) Other than in connection or in compliance with the provisions of the Securities Laws and applicable state corporate, banking and securities Laws, and other than Consents required from Regulatory Authorities, and except as disclosed in Section 3.2(c) of the Cumberland Disclosure Memorandum, no
                                                     ----------------------
notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Cumberland of the Share Exchange.

          3.3 CAPITAL STOCK

               (a) The authorized capital stock of Cumberland consists of 8,000,000 shares of Cumberland Common Stock, of which 679,620 shares are issued and outstanding, and 2,000,000 shares of preferred stock, $.01 per value per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Cumberland are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Cumberland has been issued in violation of any Law or any preemptive rights or other Rights of the current or past shareholders of Cumberland.

               (b) Except as set forth in Section 3.3(a) of this Agreement, or as disclosed in Section 3.3 of the Cumberland Disclosure Memorandum, there are
                                              ----------------------
no shares of capital stock or other equity securities of Cumberland outstanding and no outstanding Rights relating to the capital stock of the Cumberland.

          3.4 VOTING RIGHTS. To the Knowledge of Cumberland, none of the shares of capital stock of any Cumberland Company is subject to any proxy or voting trust and no shareholder of a Cumberland Company has entered into any agreements with respect to the voting of shares of capital stock of such Cumberland Company.

          3.5 CUMBERLAND SUBSIDIARIES. The only Subsidiaries of Cumberland are Middlesboro and HMLC. Cumberland owns all of the issued and outstanding shares of capital stock of Middlesboro and HMLC. No equity securities of any Cumberland Subsidiary are or may become required to be issued (other than to Cumberland) by reason of any Rights, and there are no Contracts by which any Cumberland Subsidiary is bound to issue (other than to Cumberland) additional shares of its capital stock or Rights, or by which any Cumberland Subsidiary is or may be bound to transfer any shares of the capital stock of any Cumberland Subsidiary (other than to Cumberland). There are no Contracts relating to the rights of any Cumberland Subsidiary to vote or to dispose of any shares of the capital stock of any Cumberland

Subsidiary. All of the shares of capital stock of each Cumberland Subsidiary are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and, except as disclosed in
Section 3.5 of the Cumberland Disclosure Memorandum, are owned by the Cumberland
                              ---------------------
free and clear of any Lien. Middlesboro is a federally chartered stock savings bank duly organized and validly existing under the laws of the United States. Middlesboro is a qualified thrift lender and has never failed the Qualified Thrift Lender Test, except for any such failure which has not as of the date hereof subjected Middlesboro to and will not subject Middlesboro to any penalties or limitations on its activities. HMLC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Each Cumberland Subsidiary has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Cumberland Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on such Cumberland Subsidiary. Middlesboro is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

          3.6  FINANCIAL  STATEMENTS.  Section 3.6 of the Cumberland  Disclosure
                                                                      ----------
Memorandum  contains copies of the (a) audited  consolidated  financial  balance
----------
sheets and statements of income, change in stockholders' equity and cash flows of Cumberland and the Cumberland Subsidiaries (including the notes thereto) for the years ended June 30, 1998, 1999 and 2000 together with the report thereon of Marr, Miller & Meyers, PSC, independent certified public accountants, and (b) an unaudited consolidated balance sheet ("Interim Balance Sheet") and statement of income, changes in stockholders' equity and cash flow of Cumberland and the Cumberland Subsidiaries for the six months ended December 31, 2000 (the "Interim Period", and collectively, the "Financial Statements"). Except as set forth in
Section 3.6 of the Cumberland  Disclosure  Memorandum,  the Financial Statements
                               ----------------------
(including the notes thereto) represent actual, bona fide transactions, and were prepared in accordance with GAAP, present fairly the financial condition of Cumberland and the Cumberland Subsidiaries as of the respective dates of the Financial Statements, and the results of operations, changes in stockholders' equity and cash flows of Cumberland and the Cumberland Subsidiaries for such periods, are consistent with the books and records of Cumberland and the Cumberland Subsidiaries and do not contain any items of special or nonrecurring nature except as noted therein, provided the Financial Statements for the Interim Period are subject to normal year-end adjustments, which shall not be Material, individually or in the aggregate, and lack footnotes and other presentation items. No financial statement of any Person other than Cumberland and the Cumberland Subsidiaries is required by GAAP to be included in the consolidated Financial Statements of Cumberland and the Cumberland Subsidiaries.

          3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Cumberland nor the Cumberland Subsidiaries have any Liability, except as shown (and in the amounts shown) on the face of the Interim Balance Sheet (rather than any notes thereto) or as shown on Section 3.7 of the Cumberland Disclosure Memorandum. From the
                                               ----------------------
date of the Interim Balance Sheet to the date hereof, except as shown on

Section 3.7 of the Cumberland Disclosure Memorandum,  neither Cumberland nor the
                              ---------------------
Cumberland Subsidiaries has incurred or become subject to any Liability, other than Liabilities (a) incurred in the ordinary course of business all of which have been paid in full in the ordinary course of business or are reflected on Cumberland Companies' regular books of account and none of which is (i) inconsistent with the representations, warranties and covenants of Cumberland contained herein or with any other provisions of this Agreement or (ii) has or may be expected to have a Material Adverse Effect on any of the Cumberland Companies and (b) in connection with the transactions contemplated by this Agreement.

          3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2000, except as disclosed in Section 3.8 of the Cumberland Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have a Material Adverse Effect on any of the Cumberland Companies, and
(b) no Cumberland Company has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Cumberland provided in
Section 5 of this Agreement.

          3.9 TAX MATTERS

               (a) Except as set forth on Section 3.9 of the Cumberland Disclosure Memorandum, all Tax Returns required to be filed by or on behalf of any of Cumberland Company prior to the date hereof have been prepared, signed and timely filed by Cumberland or requests for extensions have been timely filed, granted, and have not expired. Except as set forth on Section 3.9 of the Cumberland Disclosure Memorandum, to the Knowledge of Cumberland, all returns filed are complete and accurate in all Material respects. All Taxes shown as due on filed returns have been timely paid. The provisions for Taxes in the Interim Balance Sheet is sufficient for the payment of all Taxes attributable to all periods ended on or before December 31, 2000, and adequate accruals have been made by Cumberland for all liabilities for Taxes accruing since the date of the Interim Balance Sheet. There is no Litigation now pending, nor, to the Knowledge of Cumberland, proposed against any of the Cumberland Companies, nor are there any matters under discussion with the Internal Revenue Service, or other governmental authority, relating to any Taxes or assessments, or any claims or deficiencies with respect thereto. The Tax Returns of the Cumberland Companies have not been audited by the Internal Revenue Service or relevant state authorities, except as set forth on Section 3.9(a) of the Cumberland Disclosure Memorandum.

               (b) Except as disclosed in Section 3.9(b) of the Cumberland Disclosure Memorandum, no Cumberland Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax. No deficiencies, adjustments or changes in assessments for any Taxes have been proposed, asserted or assessed against any Cumberland Company. All liabilities in respect of federal income taxes of any Cumberland Company have been finally determined for all taxable years prior to the date hereof.

               (c) Deferred Taxes of Cumberland have been provided for in accordance with GAAP.

               (d) Cumberland is not a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code and Commercial is not required to withhold tax on the Share Exchange by reason of section 1445 of the Code.  Cumberland  is not a "consenting  corporation"  under section 341(f) of the Code. Cumberland has not agreed, nor is it required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (e) Except as disclosed in Section 3.9(e) of the Cumberland Disclosure Memorandum, each Cumberland Company is not, nor has it ever been, a
----------------------
party to any tax allocation or sharing agreement. No Cumberland Company (1) has been a member of any affiliated group filing a consolidated federal income tax return other than an affiliated group filing by Cumberland for it and its Subsidiaries, nor (2) has any liability for the Taxes of any corporation or other entity (other than a Cumberland Company) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (f) Each Cumberland Company is in compliance in all Material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all Material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3046 of the Code.

          3.10 ALLOWANCE FOR POSSIBLE LOAN LOSSES. To the Knowledge of Cumberland, the allowance for possible loan or credit losses (the "Allowance") shown on the Interim Balance Sheet was, and the Allowance shown on the balance sheets of Cumberland included in financial statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Middlesboro and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Middlesboro as of the dates thereof.

          3.11 ASSETS. Except as disclosed in Section 3.11 of the Cumberland Disclosure Memorandum, the Cumberland Companies have good and marketable title,
---------------------
free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the business of the Cumberland Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the respective past practices of the Cumberland Companies. All Assets which are Material to any Cumberland Company's business, held under leases or subleases by any Cumberland Company, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and each such Contract is in full force and effect. The Assets of the Cumberland Companies include all Material assets necessary to operate the business of the Cumberland Companies as presently conducted.

          3.12 ENVIRONMENTAL MATTERS

               (a) Except as disclosed in Section 3.12(a) of the Cumberland Disclosure Memorandum, to the Knowledge of Cumberland, the Cumberland Companies,
--------------------
and their respective Participation Facilities and Loan Properties are, and have been, in compliance with all Environmental Laws in all Material respects.

               (b) To the Knowledge of Cumberland, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Cumberland Company or any of their respective Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Cumberland Company or any of their respective Loan Properties or Participation Facilities, and to the Knowledge of Cumberland, there is no reasonable basis for any such Litigation.

               (c) To the Knowledge of Cumberland, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility of any Cumberland Company. To the Knowledge of Cumberland, there have been no releases of Hazardous Material or oil in, on, under or affecting any Loan Property of any Cumberland Company, except for such instances that are not reasonably likely to (i) materially adversely effect the value of any security interest held by a Cumberland Company or (ii) impose a Material liability on any Cumberland Company as a result of its relationship to the Loan Property.

          3.13 COMPLIANCE WITH LAWS. Each Cumberland Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have a Material Adverse Effect on any of the Cumberland Companies, and there has occurred no Default under any such Permit. Except as disclosed in Section 3.13 of the Cumberland Disclosure Memorandum, no Cumberland
                                            ---------------------
Company:

               (a) is, to the Knowledge of Cumberland, in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

               (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Cumberland Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) requiring any Cumberland Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, or (iii) lowering Middlesboro's Community Reinvestment Act ratings to "needs to improve" or less.

          3.14 LABOR RELATIONS. No Cumberland Company is the subject of any Litigation asserting that it or any other Cumberland Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Cumberland Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Cumberland Company, pending or, to the Knowledge of Cumberland, threatened, nor, to the Knowledge of Cumberland, is there any activity involving any Cumberland Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          3.15 EMPLOYEE BENEFIT PLANS.

               (a) Cumberland has disclosed in Section 3.15 of the Cumberland Disclosure Memorandum and delivered or made available to Commercial prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Cumberland Company or ERISA Affiliate thereof, and any such plan, program or arrangement previously sponsored or maintained by any Cumberland Company within the past six years, for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Cumberland Benefit Plans"). Any of the Cumberland Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Cumberland ERISA Plan."

               (b) Except as to those plans disclosed in Section 3.15(b) of the Cumberland Disclosure Memorandum as tax-qualified Cumberland ERISA Plans (the
            ----------------------
"Cumberland Qualified Plans"), Cumberland does not maintain or has not previously maintained during the six years preceding the date of this Agreement a Cumberland Benefit Plan which meets or was intended to meet the requirements of Section 401(a) of the Code. Except as set forth in Section 3.15(b) of the Cumberland Disclosure Memorandum, the Internal Revenue Service has issued
            ----------------------
favorable determination letters to the effect that each Cumberland Qualified Plan qualifies under Section 401(a) of the Code and that any related trust is exempt from taxation under Section 501(a) of the Code, and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for determination letters with respect to each Cumberland Qualified Plan have been delivered or made available to Commercial. Except as disclosed in Section 3.15(b) of the Cumberland Disclosure Memorandum, no Cumberland Qualified Plan has been amended
           ---------------------
since the issuance of each respective determination letters. The Cumberland Qualified Plans currently comply in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the Cumberland Qualified Plans is pending before or is threatened by the Internal Revenue Service. Except as set forth in

Section  3.15(b)  of  the  Cumberland  Disclosure  Memorandum,   the  Cumberland
                                       ----------------------
Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings of the Internal Revenue Service for which document changes are not yet required to be made, in which case the Cumberland Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of
Section 401(a) of the Code. Except as disclosed in Section 3.15(b) of the Cumberland Disclosure Memorandum, to the Knowledge of Cumberland, neither
            ----------------------
Cumberland, any ERISA Affiliate or any third party acting as a fiduciary of any Cumberland Qualified Plan has done anything that would aversely affect the qualified status of the Cumberland Qualified Plans or the related trusts. Any Cumberland Qualified Plan which is required to satisfy Sections 401(k)(3) and 401(m)(2) of the Code has been tested for compliance with, and has satisfied the requirements of, Sections 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the date of this Agreement.

               (c) Except as set forth in Section 3.15(c) of the Cumberland Disclosure Memorandum, all Cumberland Benefit Plans are in compliance in all
----------------------
Material respects with the applicable terms of ERISA, the Code, and any other applicable Laws. Neither Cumberland nor any other party has engaged in a transaction with respect to any Cumberland Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Cumberland to a Tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (d) Except as set forth in Section 3.15(d) of the Cumberland Disclosure Memorandum, neither Cumberland nor any ERISA Affiliate of Cumberland
---------------------
maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

               (e) Neither Cumberland nor any ERISA Affiliate of Cumberland has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

               (f) Except as disclosed in Section 3.15(f) of the Cumberland Disclosure Memorandum, (i) Cumberland has no obligations for retiree health and
---------------------
life benefits under any of the Cumberland Benefit Plans and (ii) there are no restrictions on the rights of Cumberland to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Cumberland, other than for benefits accrued before the date of such termination or amendment.

               (g) Except as disclosed in Section 3.15(g) of the Cumberland Disclosure Memorandum, neither the execution and delivery of this Agreement nor
---------------------
the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Cumberland Company from any Cumberland Company under any Cumberland Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Cumberland Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

               (h) Except as set forth in Section 3.15(h) of the Cumberland Disclosure Memorandum, the actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Cumberland Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or Section 302 of ERISA, have been reflected on the Financial Statements to the extent required by and in accordance with GAAP.

               (i) To the Knowledge of Cumberland, Cumberland and each ERISA Affiliate of Cumberland has complied in all Material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

               (j) Except as disclosed in Section 3.15(j) of the Cumberland Disclosure Memorandum, neither Cumberland or any ERISA Affiliate of Cumberland
----------------------
is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Code).

               (k) To the Knowledge of Cumberland, other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Cumberland Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Cumberland Benefit Plan or against the assets of any Cumberland Benefit Plan.

               (l) As of the Closing:

                    (1) Except as disclosed in Section 3.15(l) of the Cumberland Disclosure Memorandum, the ESOP and the ESOP Trust have been duly authorized,
----------------------
organized and established by all necessary corporate action on the part of Cumberland.

                    (2) Except as disclosed in Section 3.15(l) of the Cumberland Disclosure Memorandum, the ESOP is a legal and valid employee stock ownership
----------------------
plan within the meaning of Section 4975(e)(7) of the Code and Treasury Regulation Section 54.4975-11, and qualified under Section 401(a) of the Code, and the ESOP Trust is exempt from taxation under Section 501(a) of the Code.

                    (3) Except as disclosed in Section 3.15(l) of the Cumberland Disclosure Memorandum, all contributions by Cumberland or its Subsidiaries to
----------------------
the Trust and all dividends paid on the Cumberland Common Stock held by the ESOP Trust which have been used by the ESOP Trust to make the required principal and interest payments on the ESOP Notes have been deductible by Cumberland or its Subsidiaries for federal income tax purposes under Section 404 of the Code.

                    (4) The shares of Cumberland Common Stock held by the ESOP Trust to be transferred to Commercial hereunder are qualifying employer securities under Section 409(1) of the Code.

          3.16 MATERIAL CONTRACTS. Except as disclosed in Section 3.16 of the Cumberland Disclosure Memorandum (and copies of each document listed or
            ----------------------
described in Section 3.16 of the Cumberland  Disclosure  Memorandum are appended
                                             ----------------------
to such Memorandum), neither Cumberland, nor its Subsidiaries, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under:

               (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $5,000, excluding "at will"employment arrangements and the ESOP;

               (b) any Contract relating to the borrowing of money by a Cumberland Company or the guarantee by a Cumberland Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business);

               (c) any Contracts between or among any Cumberland Company; and

               (d) any other Contract (excluding this Agreement) or amendment thereto filed as an exhibit to a Form 10-KSB (together with all Contracts referred to in Sections 3.9, 3.15, 3.16, 3.23 and 3.24 of this Agreement, the "Cumberland Contracts").

No Cumberland Company is in Default under any Cumberland Contract. To the Knowledge of Cumberland, (i) there is no basis for any other parties to any Cumberland Contract to assert that a Cumberland Company is in Default and (ii) the other parties to such Cumberland Contracts are not in Default. Except as to Federal Home Loan Bank advances, all of the indebtedness of any Cumberland Company for money borrowed is prepayable at any time by such Cumberland Company without penalty or premium.

          3.17 LEGAL PROCEEDINGS. Except as disclosed in Section 3.17 of the Cumberland Disclosure Memorandum, there is no Litigation instituted or pending,
           ---------------------
or, to the Knowledge of Cumberland, threatened against any Cumberland Company, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Cumberland Company.

          3.18 REPORTS. Except as disclosed in Section 3.18 of the Cumberland Disclosure Memorandum, since March 31, 1997, Cumberland has timely filed all
----------------------
reports and statements (including without limitation suspicious activity reports, fidelity bond claims, error and omission insurance policy claims, and director and officer insurance policy claims), together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have a Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document to Cumberland's Knowledge did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          3.19 ACCOUNTING, TAX AND REGULATORY MATTERS. To the Knowledge of Cumberland, no Cumberland Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(a) and 7.2(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of Section 7.1(a). To the Knowledge of Cumberland there exists no fact, circumstance, or reason attributable to Cumberland why the requisite Consents referred to in Section 7.1(a) and 7.2(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 7.1(a).

          3.20 INVESTMENT PORTFOLIO.

               (a) Except as set forth in Section 3.20(a) of the Cumberland Disclosure Memorandum, all investment securities held by a Cumberland Company,
----------------------
as reflected in the consolidated balance sheets of Cumberland included in the Financial Statements, are carried in accordance with GAAP, specifically including but not limited to FAS 115.

               (b)  Section  3.20(b)  of the  Cumberland  Disclosure  Memorandum
                                                          ----------------------
describes all interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements, whether entered into for the account of Cumberland or its Subsidiaries or for the account of their customers. All such arrangements and agreements disclosed in Section 3.20(b) of the Cumberland Disclosure Memorandum were entered into in the ordinary course of
               ---------------------
business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of such Cumberland Company enforceable in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Each Cumberland Company has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; and, to Cumberland's Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          3.21 LOAN PORTFOLIO

               (a) All loans and discounts shown on the Financial Statements or which were entered into after the date of the Interim Balance Sheet were and shall be made for good, valuable and adequate consideration in the ordinary course of business of Cumberland in accordance with sound banking practices, and are not subject to any known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

               (b) The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and shall be, enforceable, valid, true and genuine and what they purport to be, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

               (c) Cumberland has complied and, shall prior to the Closing Date, comply with all Laws relating to such loans, except for such noncompliance which is not reasonably likely to have a Material Adverse Effect.

          3.22 TITLE TO PROPERTIES

               (a) Cumberland and/or its Subsidiaries have marketable title free and clear of all Liens (except Taxes which are a lien but not yet payable and Liens reflected in the Financial Statements and easements, rights-of-way, and further excepting in the case of other real estate owned (as such real estate is internally classified on the books of each Cumberland Company) rights of redemption under applicable Law)) to all of its real properties.

               (b) All leasehold interests for real property and personal property used by Cumberland or its Subsidiaries in their business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

               (c) To the Knowledge of Cumberland, all such real estate and leasehold interest properties comply with all applicable private agreements, zoning requirements and other Laws relating thereto, except for any noncompliance which is not reasonably likely to have a Material Adverse Effect; and there are no condemnation proceedings pending or, to the Knowledge of Cumberland, threatened with respect to such properties.

               (d) Each Cumberland Company has valid title or other ownership rights under licenses to all intangible personal or intellectual property necessary to conduct its business and operations as presently conducted, free and clear of any claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not adversely interfere with the use of such property as such property is being used as of the date hereof.

          3.23 INSURANCE.

               (a) All insurable Assets owned or held by a Cumberland Company are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with banks or companies (as applicable) of similar size, and, except as disclosed in Section 3.23 of the Cumberland Disclosure Memorandum, there are presently no claims pending under
            ----------------------
such policies of insurance and no notices have been given by any Cumberland Company under such policies. The policies of fire, theft, liability and other insurance maintained with respect to the respective Assets or businesses of the Cumberland Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to any of the Cumberland Companies is named insured are reasonably sufficient.

               (b)  Section 3.23 of the Cumberland  Disclosure  Memorandum  sets
                                                    ----------------------
forth, for each policy of insurance maintained by any Cumberland Company, the amount and type of insurance, the name of the insurer and the amount of the annual premium. Cumberland has delivered to Commercial true and complete copies of all insurance policies maintained by the Cumberland Companies.

          3.24 PROPERTIES, CONTRACTS AND OTHER AGREEMENTS. Section 3.24 of the Cumberland Disclosure Memorandum lists or describes the following (and copies of
           ---------------------
each document  listed or described in Section 3.24 of the Cumberland  Disclosure
                                                                      ----------
Memorandum  are appended to such  Memorandum  (documents  listed or described in
----------
Section  3.16 of the  Cumberland  Disclosure  Memorandum  may be  excluded  from
                                  ----------------------
Section 3.24 of the Cumberland Disclosure Memorandum):
                               ---------------------

               (a) Each parcel of real property owned by a Cumberland Company and the principal buildings and structures located thereon;


               (b) Each lease of real property to which a Cumberland Company is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

               (c) Each lease or license with respect to personal property involving a Cumberland Company, whether as lessee or lessor or licensee or licensor, with annual rental or other payments due thereunder in excess of $5,000 and

               (d) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of a Cumberland Company not referred to elsewhere in Section 3.16 or 3.24 which (i) involves payment by a Cumberland Company (other than as disbursement of loan proceeds to customers) of more than $5,000, (ii) involves payments based on profits of a Cumberland Company, (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes, or (iv) were not made in the ordinary course of business.

          3.25 FAIR LENDING; COMMUNITY REINVESTMENT ACT. With the exception of routine investigation of consumer complaints, no Cumberland Company has been advised by any Regulatory

Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Each Cumberland Subsidiary that is a depository institution received a Community Reinvestment Act ("CRA") rating of "Outstanding" or "Satisfactory" in its most recent CRA examination.

          3.26 BOOKS AND RECORDS. The books of account and other financial records of each Cumberland Company are, in all Material respects, complete and correct, maintained in accordance with good business practice. The minute books of each Cumberland Company accurately reflect all Material corporate action of its shareholders and its Board of Directors (including any committees thereof).

          3.27 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by a Cumberland Company to Commercial pursuant to this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by a Cumberland Company for inclusion in the documents to be filed by any Cumberland Company with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, be false or misleading with respect to any Material fact, or omit to state any
Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Cumberland Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law. None of the information disclosed by any Cumberland Company or any Affiliate thereof in the Proxy Statement to be mailed to Cumberland's shareholders in connection with the Shareholders' Meeting, will, when first mailed to the shareholders of Cumberland, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

     4.   REPRESENTATIONS  AND  WARRANTIES  OF  COMMERCIAL.   Commercial  hereby
represents and warrants to Cumberland as follows:

               4.1 ORGANIZATION, STANDING, AND POWER. Commercial is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and is duly registered as a bank holding company under the BHC Act. Commercial has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Commercial is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on Commercial.

               4.2 AUTHORITY; NO BREACH BY AGREEMENT; CONSENTS.

                    (a) Commercial has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Commercial. Subject to any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of Commercial, enforceable against Commercial in accordance with its terms.

                    (b) Neither the execution and delivery of this Agreement by Commercial, nor the consummation by Commercial of the transactions contemplated hereby, nor compliance by Commercial with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Commercial's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any notice under or Consent pursuant to, or result in the creation of any Lien on any Asset of Commercial or any of its subsidiaries under, any Contract or Permit of Commercial or any of its subsidiaries, (iii) require any notice to, filing with or Consent of any Person, or (iv) subject to receipt of the requisite approvals referred to in Section 7.1(a) and 7.2(b) of this Agreement, violate any Law or Order applicable to any Commercial or any of its Assets.

                    (c) Other than in connection or compliance with the provisions of Consents required from Regulatory Authorities, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Commercial of the transactions contemplated in this Agreement.

               4.3 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Commercial or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Cumberland's shareholders in connection with the Shareholders' Meeting, will, when first mailed to the shareholders of Cumberland, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Commercial or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated by this Agreement will comply as to form in all Material respects with the provisions of applicable Law.

               4.4 FINANCIAL ABILITY TO CONSUMMATE SHARE EXCHANGE. Commercial will have sufficient capital resources available to allow it to consummate the Share Exchange on the terms provided herein.

               4.5 REGULATORY APPROVALS. To the Knowledge of Commercial, Commercial has not, nor has any Affiliate thereof taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(a) and 7.2(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of Section 7.1(a). To the Knowledge of Commercial, there exists no fact, circumstances or reason attributable to Commercial why the requisite Consents referred to in Section 7.1(a) and 7.2(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the, second sentence of
Section 7.1(a).

          5. CERTAIN COVENANTS

               5.1  OPERATION IN THE ORDINARY  COURSE.  Unless the prior written consent of Commercial shall have been obtained, and except as otherwise contemplated herein, Cumberland shall, and shall cause each of the Cumberland Subsidiaries, from the date of this Agreement until the Closing Date or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact and maintain its business organization, Assets and Permits; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of
Section 7.1(a) of this Agreement, (ii) adversely affect any Permit or which is reasonably likely to cause any Permit to be revoked, restricted or suspended, or
(iii) adversely affect in any Material respect the ability of any Party to perform its covenants and agreements under this Agreement. Unless the prior written consent of Cumberland shall have been obtained, and except as otherwise contemplated herein, Commercial shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Closing Date or termination of this Agreement, to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 7.1(a) of this Agreement, or (ii) adversely affect in any Material respect the ability of any Party to perform its covenants and agreements under this Agreement.

               5.2 NEGATIVE COVENANTS OF CUMBERLAND. Except as contemplated hereby, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, Cumberland covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive office or the chief financial officer of Commercial which will not be unreasonably withheld:

                    (a) amend the Charter, Bylaws or other governing instruments of any Cumberland Company, or

                    (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $5,000 (for Cumberland on a consolidated basis) except in the ordinary course of the business of Cumberland consistent with past practices (which shall include, for Middlesboro, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Cumberland Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business of Middlesboro, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section
3.11 of the Cumberland Disclosure Memorandum); or
                       ---------------------

                    (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Cumberland or any Cumberland Subsidiary, or declare or pay any dividend or make any other distribution in respect of Cumberland Stock.

                    (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Cumberland Common Stock or any other capital stock of Cumberland or any Cumberland Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                    (e) adjust, split, combine or reclassify any capital stock of Cumberland or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Cumberland capital stock or any capital stock of a Cumberland Subsidiary, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Cumberland Subsidiary or (ii) any Asset having a book value in excess of $5,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                    (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or mortgage-backed securities of maturity or grade consistent with past practices, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Cumberland Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by a depository institution Cumberland Company in its fiduciary capacity; or

                    (g) grant any increase in compensation or benefits to the employees or officers of any Cumberland Company (including such discretionary increases as may be contemplated by existing employment agreements) except increases required by Law or routine salary adjustments consistent with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed to Commercial in Section 3.15 of the Cumberland Disclosure Memorandum; enter into or amend any severance agreements with
----------------------
officers of any Cumberland Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Cumberland Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; notwithstanding the foregoing Cumberland may continue to accrue $3,500 a month towards supplemental retirement benefits payable to James J. Shoffner pursuant to the Shoffner Employment Agreement; or

                    (h) enter into or amend any employment Contract between Cumberland Company and any Person (unless such amendment is required by Law) that the Cumberland Company does not have the unconditional right to automatically terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

                    (i) adopt any new employee benefit plan of any Cumberland Company or make any Material change in or to any existing employee benefit plans of any Cumberland Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                    (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                    (k)  settle any  Litigation  involving  any Liability of any
Cumberland   Company  for  money   damages  in  excess  of  $5,000  or  Material
restrictions upon the operations of any Cumberland Company;

                    (l) prior to termination of the ESOP and ESOP Trust, fail to make any contributions to the ESOP Trust in such amounts as are required under the ESOP plan documents as in existence on the date hereof and as previously presented to Commercial and as shall be sufficient to enable the ESOP Trust to pay all interest on and scheduled principal on any ESOP Note, as and when such obligations become due; or

                    (m) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims.

               5.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any Subsidiary which (a) is reasonably likely to have a Material Adverse Effect or
(b) is reasonably likely to cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

               5.4 SALE OF AFFILIATE DEBT. At or prior to Closing, Cumberland agrees to use its best efforts to sell any and all related debt of the following directors: Edwin Robertson, Craig Robertson and Terry L. Lee.

               5.5 RESIGNATIONS. All of Cumberland's directors shall resign at Closing. Commercial shall not be liable for accrued benefits associated with these resignations except those accrued on Cumberland's books as of December 31, 2000 pursuant to the Middlesboro's Directors' Retirement Plan (subject to any applicable modification to such accruals as of December 31, 2000, made in accordance with GAAP, not to exceed $20,000). James J. Shoffner will become a member of Commercial's board of directors at Closing.

               5.6 TRANSITION OF CUMBERLAND COMPANIES. Cumberland shall cooperate with Commercial in each and every reasonable way to effect the smooth transition of the control and operation of the Cumberland Companies to Commercial, as contemplated herein, including the retention of the customers of the Company, by such means that Commercial may reasonably request. Cumberland shall cooperate with Commercial in providing all information required hereunder and access thereto during normal business hours and whatever is required to carry out the purposes and intent of the transactions contemplated by this Agreement.

          6. ADDITIONAL AGREEMENTS.

               6.1 SHAREHOLDER APPROVAL.

                    (a) Cumberland shall call a shareholders' meeting, to be held as soon as reasonably practicable after the execution of this Agreement and upon receipt of the applicable approvals pursuant to Section 7.1(g), for the purpose of voting upon approval of this Agreement and the Plan of Share Exchange and such other related matters as Cumberland deems appropriate. In connection with such meeting, Cumberland shall prepare and file with the SEC a Proxy Statement. Cumberland shall permit Commercial and its counsel to review and approve such Proxy Statement prior to filing and mailing. Commercial shall have the right to require Cumberland to obtain a fairness opinion from an independent qualified investment bank, appraisal or similar firm acceptable to Commercial. The Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement.

                    (b) In connection with Cumberland's  shareholders'  meeting,
(i) the Board of Directors of Cumberland shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors and the receipt from its financial advisor of a letter dated not more than three days prior to the date of the mailing of the Proxy Statement confirming the opinion given to the Board prior to execution of this Agreement to the effect that the consideration to be received by the holders of Cumberland Common Stock in the Share Exchange is fair from a financial point of view to such holders) to its shareholders the approval of this Agreement and (ii) the Board of Directors and officers of Cumberland shall use their reasonable best efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties).

               6.2 APPLICATIONS. Commercial shall promptly prepare and file, and Cumberland shall cooperate in the preparation and, where appropriate, filing of, any applications, including without limitation, those with the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Kentucky Department of Financial Institutions and the Tennessee Department of Financial Institutions, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Commercial shall permit Cumberland and its counsel to review (and approve with respect to information regarding Cumberland) such applications prior to filing same.

               6.3 TERMINATION OF ESOP AND ESOP TRUST. Prior to the Effective Time, Cumberland shall take such action as shall be necessary or advisable to terminate the ESOP as of the Effective Time. Cumberland shall promptly prepare and file all notices, returns and applications, and shall take all other necessary action, to obtain the regulatory approvals relating to the operation, documentation and termination of the ESOP as set forth in Section 7.1(g), including those that Commercial requests Cumberland undertake or obtain. Further, Cumberland shall cooperate with the trustees of the ESOP Trust and engage a qualified independent appraisal or similar firm acceptable to the trustees and Commercial, to assess the fairness of the Purchase Price per Share and other terms and conditions of the transactions provided for in this Agreement to the ESOP and its participants (the "ESOP Fairness Opinion").

               6.4 PRELIMINARY CLOSING BALANCE SHEET. At least 15 days prior to the Effective Time, Cumberland shall prepare and deliver to Commercial an unaudited, consolidated balance sheet (the "Preliminary Closing Balance Sheet") for the Cumberland Companies as of the close of business on last day of the month immediately preceding the Effective Time. Cumberland shall prepare the Preliminary Closing Balance Sheet in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the Interim Balance Sheet. If Commercial has any reasonable objections to the Preliminary Closing Balance Sheet, it shall deliver a detailed statement describing its objections to Cumberland within 10 days after receiving the Preliminary Closing Balance Sheet. Cumberland and Commercial shall use their reasonable best efforts to resolve any such objections themselves.

               6.5 AGREEMENTS AS TO EFFORTS TO CONSUMMATE. No Party shall take, or cause to be taken, any action which may reasonably be foreseen as delaying or otherwise adversely impacting consummation of the transactions contemplated by this Agreement. Neither Party will take or permit its Subsidiaries to do anything which will be, or which would constitute if it occurs, a breach or default of any representation, warranty or covenant set forth in this Agreement. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the transactions contemplated hereby on June 30, 2001 or as soon thereafter as practicable and shall cooperate fully with the other hereto to that end, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Section 7 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

               6.6 INVESTIGATION AND CONFIDENTIALITY.

                    (a) Prior to the Closing Date, Cumberland will keep Commercial advised of all Material developments relevant to its business and to consummation of the transactions contemplated hereby and shall permit Commercial to make or cause to be made such investigation of the business and properties of Cumberland and its Subsidiaries and of their respective financial and legal conditions as Commercial reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Parties.

                    (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Parties concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable Law or valid court process to disclose any such confidential information, then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 6.6. If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed; provided that such disclosing Party use its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Parties.

                    (c) Each Party agrees to give the other Parties notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Parties or which has had or is reasonably likely to have a Material Adverse Effect on the other Parties.

                    (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

               6.7 PRESS RELEASES. Prior to the Closing Date, Cumberland and Commercial shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 6.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

               6.8 ACQUISITION PROPOSALS. Except with respect to this Agreement and the transactions contemplated hereby, no Cumberland Company nor any director, employee, investment banker, attorney, accountant or other representative thereof (collectively, "Representatives") retained by any Cumberland Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Cumberland's Board of Directors as advised by counsel, no Cumberland Company nor any Representative thereof, shall furnish any non-public information that it is not legally obligated to furnish with respect to, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposals, but Cumberland may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Cumberland shall promptly notify Commercial orally and in writing in the event that any Cumberland Company receives any inquiry or proposal relating to any such transaction. Cumberland shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

               6.9 CERTAIN MODIFICATIONS. Commercial and Cumberland shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Cumberland shall make such modifications or changes to its policies and practices, if any, prior to the Closing Date, as may be mutually agreed upon. Commercial and Cumberland also shall consult with respect to the character, amount, and timing of restructuring and expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take charges in accordance with GAAP, prior to the Closing Date, as may be mutually agreed upon by them. In no event, however, shall Cumberland be obligated to take any such actions unless and until it shall have received from Commercial written confirmation that all conditions precedent to Commercial's obligation to close shall have been satisfied or waived. No Parties' representations, warranties and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect or deemed to have a Material Adverse Effect as a consequence of any modifications or charges undertaken solely on account of this Section 6.9.

               6.10 EMPLOYEE MATTERS. Commercial shall have no obligation to continue the employment of any Cumberland Company employee. Commercial shall recognize the length of service with a Cumberland Company of any Cumberland Company employee employed by Commercial for purposes of determining their participation eligibility and vesting rights, but not for purposes of benefit accrual (except for vacation), in any and all retirement plans, medical, life insurance, disability and other employee benefit plans, programs and/or policies currently maintained by Commercial.

          6.11  INDEMNIFICATION AND INSURANCE.

                    (a) Subject to the conditions set forth in paragraph (b) below, for a period of three years after the Effective Time, Commercial and Commercial Bank shall indemnify, defend, and hold harmless each officer and director of Cumberland or Middlesboro (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted, but as may be limited, by Tennessee Law, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation; provided, however, that all rights to indemnification in respect of any claim asserted or made against an Indemnified Party within such three year period shall continue until the final disposition of such claim. Without limiting the foregoing, in any case in which approval by Cumberland is required to effectuate any indemnification, Commercial shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Commercial and the Indemnified Party.

                    (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) above, upon learning of any such Liability or Litigation, shall promptly notify Commercial thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Commercial shall have the right to assume the defense thereof and Commercial shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof (employing counsel reasonably satisfactory to the Indemnified Parties), except that if Commercial elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are Material substantive issues which raise conflicts of interest between Commercial and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Commercial shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Commercial shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless counsel for any Indemnified Party advises in writing that there are Material substantive issues which raise conflicts of interest between the Indemnified Parties, (ii) the Indemnified Parties will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such Litigation, and (iii) Commercial shall not be liable for any settlement effected without its prior written consent; and provided further that Commercial shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted by or is prohibited by applicable Law.

                    (c) If Commercial or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Commercial shall assume the obligations set forth in this Section 6.11.

                    (d) The provisions of this Section 6.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                    (e) At the Effective Time, Commercial shall purchase continuation coverage under Cumberland's existing directors' and officers' liability insurance policy provided by Progressive Casualty Insurance Company (Policy No. 10023340-00) (or provide a policy providing comparable coverage and amounts and terms no less favorable to the persons currently covered by such existing policy) covering persons who are currently covered by such insurance for the Discovery Period, as defined in such policy.

          7. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.

               7.1 CONDITIONS TO OBLIGATIONS OF COMMERCIAL. The obligations of Commercial to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Commercial pursuant to Section 9.7(a) of this Agreement:

                    (a) REGULATORY APPROVALS. All Consents of filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the transactions contemplated by this Agreement, including the Merger and the operation of the branches of Middlesboro as branches of Commercial Bank, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Commercial would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the transactions contemplated by this Agreement.

                    (b) CONSENTS AND APPROVALS. Cumberland shall have obtained any and all Consents required for consummation of the transactions contemplated by this Agreement (other than those referred to in paragraph (a) of this Section
7.1 or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have a Material Adverse Effect on any of the Cumberland Companies. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Commercial would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the transactions contemplated by this Agreement.

                    (c)   LEGAL   PROCEEDINGS.   No  court  or  governmental  or
regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                    (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cumberland set forth in this Agreement shall be true and correct in all Material respects as of the date hereof and shall be true and correct in all Material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall be true and correct as of such specified date.)

                    (e) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Cumberland to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all Material respects.

                    (f) CERTIFICATES. Cumberland shall have delivered to Commercial (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer to the effect that the conditions of its obligations set forth in Sections 7.1(d) and 7.1(e) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Cumberland's Board of Directors and Cumberland's shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Commercial and its counsel shall request.

                    (g) ESOP.

                        (i) Cumberland shall provide Commercial with evidence, reasonably satisfactory to Commercial, that pass-through voting of allocated ESOP shares with respect to approval of the Agreement consistent with Part 4, Title I of ERISA as conducted by an independent ESOP fiduciary is completed, together with disclosure of material terms of the Agreement and termination of the ESOP, in compliance with Department of Labor regulations.

                         (ii) Cumberland  shall have  received and  delivered to
Commercial the ESOP Fairness Opinion. Commercial shall have received a release in form satisfactory to Commercial of all Liens encumbering shares of Cumberland Common Stock held by the ESOP Trust.

                    (h) UPDATE TO PRELIMINARY BALANCE SHEEt. Commercial shall have not raised any unresolved objection to the Preliminary Closing Balance Sheet delivered pursuant to Section 6.4. Cumberland shall have delivered a certificate of its Chief Financial Officer, in form and substance reasonably acceptable to Commercial, certifying and attaching a Closing Balance Sheet separately itemizing (i) any changes in the financial conditions or results of operations of Cumberland or its Subsidiaries from the Preliminary Closing Balance Sheet that affect the Net Worth of Cumberland as of the Closing Date and
(ii) separately enumerating all ESOP Costs, Transaction Costs and Change of Control Payments as of the Closing Date. Commercial shall have access to any books and records, and Cumberland shall provide (and shall cause its Representatives to provide) Commercial with such other information, as Commercial shall deem reasonably necessary to verify the Net Worth of Cumberland as of the Closing Date and the amount of ESOP Costs, Transaction Costs and Change of Control Payments.

                    (i)   NON-COMPETITION/   NON-SOLICITATION  AGREEMENTS.  Each
director of Cumberland shall have delivered to Commercial a Non-Competition/ Non-Solicitation Agreement substantially in the form of Exhibit 2.

                    (j) PLAN PARTICIPANT TERMINATION AND RELEASE LETTERS. All holders of Rights and all holders of awards issued under the MRP receiving consideration pursuant to Sections 2.1(b) and 2.1(c) of this Agreement shall have delivered to Commercial instruments, in a form and substance reasonably acceptable to Commercial, releasing Commercial, Cumberland and their Affiliates and Representatives, from any and all claims, liabilities and obligations of any nature whatsoever arising under or in connection with any Cumberland employee benefit plans or agreements issued thereunder that grant such Rights or awards to such holders. Further, Cumberland shall deliver to Commercial instruments in a form and substance reasonably acceptable to Commercial, from each of the holders of Rights granted pursuant to Cumberland's 1998 Stock Option and Incentive Plan, or any other employee benefit plan or agreement pursuant to which Rights have been granted, consenting to the cancellation of all Rights granted thereunder having an exercise price in excess of the Purchase Price per Share, agreeing to the termination of such plans and agreements, and agreeing to release Commercial, Cumberland and their Affiliates and Representatives from all claims, liabilities and obligations of any nature whatsoever arising under or in connection with such plans and agreements. The Parties do not contemplate that payment (other than payments pursuant to Section 2.1(b)) will be made to holders of Rights to obtain their consent to cancellation of such Rights, provided, to the extent any such payments need to be made to obtain such consent, Commercial must first consent to such payment and the Purchase Price shall be reduced accordingly. Without limiting the foregoing, any current or former officer, director or employee of Cumberland who is entitled to receive a payment in connection with the closing of the transactions contemplated by this Agreement, shall sign an instrument, in form and substance satisfactory to Commercial, agreeing to the termination of any such agreement or plan entitling them to such payment and agreeing to release Commercial, Cumberland and their Affiliates and Representatives from all claims, liabilities and obligations of any nature whatsoever arising under or in connection with such plans and agreements. Notwithstanding the foregoing, the following obligations shall remain the obligation of Cumberland following the Share Exchange: (1) certain annuity payments due to two former directors of Cumberland, disclosed on Section 7.1(j) of the Cumberland Disclosure Memorandum and (2) payments made to directors
                    ---------------------
pursuant to Section 5.5.

                    (k) OFFICER AND DIRECTOR RELEASES. All Cumberland officers and directors shall have delivered to Commercial instruments, in a form reasonably acceptable to Commercial, releasing Commercial, Cumberland and their Affiliates and Representatives from any and all claims, liabilities and obligations of any nature whatsoever arising out of or relating to their employment or service as a director prior to the Effective Time.

                    (l) TERMINATION OF SHOFFNER EMPLOYMENT AGREEMENT. Cumberland shall have delivered to Commercial an instrument, in form and substance reasonably acceptable to Commercial, pursuant to which, in exchange for a payment to Mr. Shoffner at the Closing of an amount equal to $300,000.00 plus $160,524.25 (representing the amount accrued as of December 31, 200 by Cumberland on its books and records as supplemental retirement benefits due Mr. Shoffner under the Shoffner Employment Agreement) plus $3,500 per month to be accrued by Cumberland between December 31, 2000 and the Closing Date as a supplemental retirement benefit due Mr. Shoffner, James J. Shoffner: (i) shall agree to terminate the Shoffner Employment Agreement; (ii) shall acknowledge the receipt of such payment in full satisfaction of all amounts due and owing to him from Cumberland and the Cumberland Subsidiaries relating to his employment; and
(iii) shall agree to fully release and discharge the Cumberland Companies, Commercial and their Affiliates and Representatives from any and all claims, liabilities and obligations of any nature whatsoever related to or connected with the Shoffner Employment Agreement and his employment relationship with the Cumberland Companies. Cumberland shall also transfer to Mr. Shoffner at Closing, the Mass Mutual Life Insurance Policy on his life (Policy Number _______).

                    (m) TERMINATION OF INDEMNIFICATION AGREEMENTS. Cumberland and Middlesboro shall have terminated all Indemnification Agreements with their respective directors.

              7.2 CONDITIONS TO OBLIGATIONS OF CUMBERLAND. The obligations of Cumberland to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Cumberland pursuant to Section 9.7(b) of this Agreement:

                   (a) SHAREHOLDER APPROVAL. Cumberland's shareholders shall have approved this Agreement.

                    (b) REGULATORY APPROVALS. All Consents of filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the transactions contemplated by this Agreement (excepting, however, for purposes of this Section 7.2(b) the Merger and the operation of the branches of Middlesboro as branches of Commercial Bank) shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

                    (c)   LEGAL   PROCEEDINGS.   No  court  or  governmental  or
regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                    (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Commercial set forth in this Agreement shall be true and correct in all Material respects as of the date hereof and shall be true and correct in all Material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall be true and correct as of such specified date).

                    (e) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Commercial to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all Material respects.

                    (f) CERTIFICATES. Commercial shall have delivered to Cumberland (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 7.2(d) and 7.2(e) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Commercial's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Cumberland and its counsel shall request.

                    (g) EXCHANGE AGENT CERTIFICATE. The Exchange Agent shall have delivered to Cumberland a certificate dated the Effective Time certifying as to receipt of sufficient cash to pay the Purchase Price.

          8. TERMINATION.

               8.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                    (a) By mutual consent of the Board of Directors of Commercial and the Board of Directors of Cumberland; or

                    (b) By the Board of Directors of either Commercial or Cumberland if the Net Worth of Cumberland as of the Closing Date is less than $8,000,000, exclusive of any modifications or charges undertaken solely on account of Section 6.9; or

                    (c) By the Board of Directors of either Commercial or Cumberland (provided that the terminating Party is not then in Material breach of any representation or warranty or covenant or other agreement contained in this Agreement) in the event of a Material breach by the non-terminating Party of any representation or warranty or covenant contained in this Agreement which cannot be or has not been cured within 30 days after written notice is given to the breaching Party of such breach but in no event later than two days prior to the Closing Date, and which breach would provide the non-breaching Party the ability to refuse to consummate the transactions contemplated by this Agreement or; or

                    (d) By the Board of Directors of either Commercial or Cumberland in the event (provided that the terminating Party is not then in Material breach of any representation or warranty or covenant or other agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal or (ii) the shareholders of Cumberland fail to vote their approval at the meeting of Cumberland's shareholders where this Agreement is presented for their approval; or

                    (e) by the Board of Directors of Commercial or Cumberland in the event that the transactions contemplated by this Agreement shall not have been consummated on or before June 30, 2001, unless the reason for the transactions having not been consummated is that Consents have not been received from Regulatory Authorities, or applicable waiting periods have not elapsed, or the conditions set forth in Section 7.1(g) have not been satisfied, in any such event such date shall be December 31, 2001 if the failure to consummate on or before such date is not caused by any breach of this Agreement by the terminating party; or

                    (f) By the Board of Directors of Commercial or Cumberland (provided that the terminating Party is not then in breach of any representation or warranty or covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the transactions contemplated by this Agreement (other than as contemplated by Section 8.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 8.1(e) of this Agreement.

              8.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 8.1 is in addition to any other rights or remedies it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of Sections 6.6(b), 8.2, 9.1, 9.2 and 9.13 of this Agreement shall survive any such termination and abandonment, provided, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive each termination unimpaired.

               8.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Closing Date.

          9. MISCELLANEOUS.

               9.1  DEFINITIONS.   Except  as  otherwise  provided  herein,  the
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                    (a) "1933 ACT" shall mean the Securities Act of 1933, as amended.

                    (b) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                    (c) "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger (other than the transactions contemplated by this Agreement), acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

                    (d) "AFFILIATE" of a Person shall mean any person who is an affiliate for purposes of Rule 145 under the 1933 Act.

                    (e) "AGREEMENT" shall mean this Agreement and Plan of Share Exchange, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

                    (f)  "ALLOWANCE"  shall have the meaning provided in Section
3.10 of this Agreement.

                    (g) "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                    (h) "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                    (i) "CHANGE OF CONTROL PAYMENTS" shall mean any payments made pursuant to any arrangement or agreement with any past or current directors, officers or employees as a consequence of the consummation of the Share Exchange other than pursuant to Section 2.1(b) or 2.1(c) hereof and/or any payments in connection with the requested termination and/or release letters pursuant to Section 7.1(j), 7.1(k) and/or 7.1(l).

                    (j) "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

                    (k) "CLOSING DATE" shall mean the date on which the Closing occurs.

                    (l) "CLOSING NET WORTH" shall mean the sum of (i) the Net Worth of Cumberland as of the Closing Date, as set forth on the Closing Balance Sheet delivered by Cumberland pursuant to Section 7.1(h) and (ii) the balances in the following contra-equity accounts presented in such Closing Balance Sheet:
(a)  unearned MRP shares;  (b) unearned  stock  options;  and (c) unearned  ESOP
Shares.

                  (m) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (n) "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  (o) "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  (p) "CUMBERLAND BENEFIT PLANS" shall have the meaning set forth in Section 3.15 of this Agreement.

                  (q) "CUMBERLAND COMMON STOCK" shall mean the $.01 par value common stock of Cumberland .

                  (r)   "CUMBERLAND   COMPANIES"   shall   mean,   collectively,
Cumberland and all Cumberland Subsidiaries.

                  (s)  "CUMBERLAND DISCLOSURE MEMORANDUM" shall mean the written
                                   ---------------------
information  entitled  "Cumberland  Disclosure  Memorandum"  delivered  prior to
                                    ----------------------
execution of this Agreement to Commercial describing in reasonable detail the matters contained therein.

                  (t) "CUMBERLAND SUBSIDIARIES" shall mean the direct and indirect Subsidiaries of Cumberland.

                  (u) "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice, or both, would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                    (v) "ENVIRONMENTAL LAWS" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

                    (w) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    (x) "ERISA AFFILIATE" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Code.

                    (y)  "ERISA PLAN" shall have the meaning provided in Section
3.15 of this Agreement.

                    (z)   "ESOP"  shall  mean  the  Cumberland   Employee  Stock
Ownership Plan dated July 1, 1996.

                    (aa) "ESOP COSTS" shall mean all costs and expenses associated with and in connection with operation, documentation and termination of the ESOP and retirement of ESOP acquisition loans and related regulatory
approvals,  the  ESOP  Fairness  Opinion,   valuations,   and  Taxes  and  other
assessments by regulatory authorities, if any, and related attorney and accountant fees.

                    (bb)  "ESOP NOTES"  shall mean (i) that  certain  promissory note in the principal amount of $271,830, dated March 25, 1997, payable to the order of Cumberland, made in connection with that certain Stock Pledge Agreement dated March 25, 1997 among Cumberland and J. Roy Shoffner, Robert R. Long and James J. Shoffner, as the trustees of the ESOP Trust, (ii) that certain promissory note in the principal amount of $543,619.88, dated May 1, 1997, payable to the order of Powell Valley National Bank, made pursuant to that certain Loan Agreement dated May 1, 1997 among J. Roy Shoffner, Robert R. Long and James J. Shoffner, as the trustees of the ESOP Trust, and Powell Valley National Bank and (iii) that certain promissory note in the principal amount of $170,973.38, dated June 27, 1997, payable to the order of Powell Valley National Bank, made pursuant to that certain Loan Agreement dated June 27, 1997 among J. Roy Shoffner, Robert R. Long and James J. Shoffner, as the trustees of the ESOP Trust, and Powell Valley National Bank.

                    (cc) "ESOP TRUST" shall mean that certain trust created pursuant to the ESOP.

                    (dd) "EXHIBITS" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                    (ee)   "GAAP"  shall  mean  generally  accepted   accounting
principles, consistently applied during the periods involved.

                   (ff) "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or toxic or hazardous substance, pollutant, chemical or waste within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local Law (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities, polychlorinated biphenyls, and petroleum and petroleum products).

                   (gg) "KNOWLEDGE" as used with respect to a Party (including references to a Party being aware of a particular matter) shall mean the personal knowledge, after reasonable investigation and inquiry of the books and records of such Party and its Subsidiaries and Representatives, of its Chairman, President, Chief Financial Officer, Chief Operating Officer, Chief Lending Officer, directors or, if applicable, trustees of the ESOP or 401(k) plan.

                    (hh) "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

                    (ii) "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense and reasonable attorneys' fees ), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                    (jj) "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business and (iii) such standard exceptions to title as are pre-printed in Schedule B to the ALTA Form B title commitment.

                    (kk) "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting any of the
Cumberland  Companies,   their  business,
their Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                    (ll) "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                   (mm) "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance. "Material Adverse Effect" on a Party shall mean an event, change or occurrence, individually or in the aggregate, which has a material adverse impact on (a) the financial position, business, results of operations or prospects of such Party and its Subsidiaries taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) the Merger and compliance with the provisions of this Agreement on the operating performance, and (e) changes in interest rates.

                    (oo) "NET WORTH" shall mean the excess of the total assets over total liabilities, as set forth on the consolidated balance sheet of Cumberland prepared in accordance with GAAP consistent with past practices. Notwithstanding the foregoing, except as otherwise provided, the ESOP Costs, Transaction Costs and Change of Control Payments shall be included in the determination of Net Worth as of the Closing Date.

                    (pp) "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                    (qq) "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                    (rr) "PARTY" shall mean either Cumberland or Commercial, and "Parties" shall mean both Cumberland and Commercial.

                    (ss) "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is, or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

                    (tt) "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                    (uu) "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, and the SEC.

                    (vv) "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                    (ww) "SEC" shall mean the United States Securities and Exchange Commission.

                    (xx) "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                   (yy) "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                   (zz) "SHOFFNER EMPLOYMENT AGREEMENT" shall mean that certain Employment Agreement, dated August 12, 1996 between James J. Shoffner and Middlesboro.

                    (aaa) "SUBSIDIARIES" shall mean all those corporations, banks, associations, partnerships or other entities or ventures of which the entity in question owns or controls 50% or more of the outstanding equity securities or the ownership interest, as the case may be, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                   (bbb) "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, value added, capital stock, transfer, registration, license and other taxes, assessments, charges, or impositions, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under authority of any governmental or public body or authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including interest, penalties and additions imposed thereon or with respect thereto, whether disputed or not.

                   (ccc) "TAX RETURNS" shall mean any return (including any information return), report, declaration of estimated Taxes, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any public or governmental body or authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

                  (ddd)  "TBCA" shall mean the  Tennessee  Business  Corporation
Act.

                   (eee) "TRANSACTION COSTS" shall mean expenses and costs incurred by Cumberland in connection with and related to the negotiation of this Agreement and closing of the transactions contemplated hereby, including without limitation, attorney fees, accountant fees, SEC filing fees, and printing fees relating to Cumberland's Proxy Statement.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

               9.2 EXPENSES.

                      (a) Except as provided in Section 9.2(b), each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

                      (b) Notwithstanding the provisions of Section 9.2(a), if Cumberland terminates this Agreement and accepts a higher Acquisition Proposal within 12 months after terminating this Agreement, and such termination by Cumberland is not pursuant to Section 8.1 of this Agreement or such termination by Cumberland is for failure to obtain shareholder approval and a reason for such failure is the existence of a bona fide higher Acquisition Proposal, then Cumberland shall pay Commercial, all direct costs and expenses incurred by Commercial or on its behalf in connection with the transactions contemplated hereunder, plus $200,000. Final settlement with respect to payment of such fees shall be made within thirty (30) days of entering into an agreement with a third party relating to a higher Acquisition

Proposal. Notwithstanding the foregoing, each Party shall have the right to pursue all other rights and remedies as provided in Section 9.13.

               9.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither Commercial nor Cumberland nor any of their officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby except as disclosed in Section 9.3 of the Cumberland Disclosure Memorandum. In the event of a claim by any other broker or finder based upon its representing or being retained by or allegedly representing or being retained by Commercial or Cumberland, each of Commercial and Cumberland, as the case may be, agrees to indemnify and hold the other, harmless from any Liability in respect of any such claim.

               9.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

               9.5 AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of Commercial and Cumberland; provided after any approval of this Agreement by the shareholders of Cumberland, there shall be no amendment decreasing the Purchase Price Per Share, except as set forth in
Section 2.6, or changing the form of the consideration without the further approval of the shareholders.

               9.6 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to, and shall not be construed to, confer upon any third Person any right, remedy or benefit nor is it intended to be enforceable by any third Person, and shall only be enforceable by the parties hereto, and their respective successors, permitted assigns, heirs and personal representatives, other than provided in Section 6.11 of this Agreement.

               9.7  WAIVERS.

                    (a) Prior to or at the Closing Date, Commercial, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Cumberland, to waive or extend the time for the compliance or fulfillment by Cumberland of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Commercial under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law, and except for the Purchase Price payable set forth in Section 2.1. No such waiver shall be effective unless in writing signed by a duly authorized officer of Commercial.

                    (b) Prior to or at the Closing Date, Cumberland, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Commercial, to waive or extend the time for the compliance or fulfillment by Commercial of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Cumberland under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law, and except for the Purchase Price payable set forth in Section 2.1. No such waiver shall be effective unless in writing signed by a duly authorized officer of Cumberland.

                    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

               9.8 ASSIGNMENT. Except as may be expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their personal and legal representatives, guardians, successors and assigns.

               9.9 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             Commercial:       Commercial Bancgroup, Inc.
                               6710 Cumberland Gap Parkway
                               P.O. Box 400
                               Harrogate, Tennessee 37752

                               Attn:   E. Oscar Robertson
                                       Chairman and CEO
                                           -- and --
                                       Terry Lee
                                       President

                  With a copy (which shall not constitute, notice) to:

                              Reed Weitkamp Schell & Vice PLLC
                              2400 Citizens Plaza
                              Louisville, Kentucky  40202

                              Attn:   Ivan J. Schell, Esq.
                              Fax:    (502) 562-2200

             Cumberland:      Cumberland Mountain Bancshares, Inc.
                              1431 Cumberland Avenue
                              Middlesboro, Kentucky 40965

                              Attn:   James J. Shoffner
                                      President and Chief Executive Officer
                              Fax:    (606) 248-6400

             With a copy (which shall not constitute notice):

                              Stradley Ronon Housley Kantarian & Bronstein, LLP 1220 19th Street, N.W., Suite 700
                              Washington, D.C. 20036

                              Attn:   Joan S. Guilfoyle, Esq.
                              Fax:    (202) 822-0140

               9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the transactions contemplated hereby.

               9.11 COUNTERPARTS. This Agreement may be executed in one, or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               9.12 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

               9.13 REMEDIES. No right or remedy conferred upon or reserved to any of the Parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided in this Agreement or by law or equity, but each shall be cumulative of every other right or remedy. The Parties understand and acknowledge that a Party would be damaged irreparably by reason of a failure of the Party to perform any obligation under this Agreement. Accordingly, if any Party attempts to enforce the provisions of this Agreement by specific performance (including preliminary or permanent injunctive relief), the Party against whom such action or proceeding is brought waives the claim or defense that the other Party has an adequate remedy at law.

              9.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixes and attested by officers thereunto authorized as of the day and year first above written.

ATTEST:                      COMMERCIAL BANCGROUP, INC.


                             By: /s/ E. Oscar Robertson
                                 -----------------------------------------
Secretary                        Name:  E. Oscar Robertson
                                 Title:    Chairman and CEO


[CORPORATE SEAL]




ATTEST:                      CUMBERLAND MOUNTAIN BANCSHARES, INC.


                             By: /s/ James J. Shoffner
                                 -----------------------------------------
S ecretary                       Name:  James J. Shoffner
                                 Title: President and Chief Executive Officer


[CORPORATE SEAL]

                                   APPENDIX B

                        Fairness Opinion of Carson Medlin

September 26, 2001



Board of Directors
Cumberland Mountain Bancshares, Inc.
1431 Cumberland Avenue
Middlesboro, KY  40965

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Cumberland Mountain Bancshares, Inc. ("Cumberland") under the terms of that certain Agreement and Plan of Merger dated February 8, 2001 (the "Agreement") which provides for the merger of Cumberland with and into Commercial Bancgroup, Inc. ("Commercial") (the "Merger"). Under the terms of the Agreement, the consideration paid to holders of Cumberland common stock shall be $9,520,000 less the amounts paid to the holders of Cumberland stock options. The consideration paid to the holders of Cumberland stock options shall be equal to the product of the number of shares subject to each Cumberland stock option and the difference between the purchase price per share and the applicable exercise price. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc. member investment banking firm, which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in the Southeastern states and the commercial banks operating in those markets. We have been retained by Cumberland in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of Commercial and Cumberland. We have reviewed: (i) the Agreement; (ii) the audited financial statements of Commercial for the five years ended December 31, 2000; (iii) audited financial statements of Cumberland for the five fiscal years ended June 30, 2000; (iv) unaudited interim financial statements of Cumberland for the twelve months ended June 30, 2001; and, (v) certain other financial and operating information with respect to the business, operations and prospects of Commercial and Cumberland. We also: (i) reviewed and discussed with members of management of Commercial and Cumberland the historical and current business operations, financial condition and future prospects of their respective companies; (ii)

Board of Directors
Cumberland Mountain Bancshares, Inc.
September 26, 2001
Page 2

reviewed the historical market prices and trading activity, if any, for the common stocks of Commercial and Cumberland and compared them with those of certain publicly-traded companies which we deemed to be relevant; (iii) compared the results of operations of Commercial and Cumberland with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking and thrift organizations; (v) analyzed the pro forma financial impact of the Merger on Commercial; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of Commercial or Cumberland. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the total consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Cumberland Mountain Bancshares, Inc.

Very truly yours,

/s/ THE CARSON MEDLIN COMPANY

THE CARSON MEDLIN COMPANY

                                   APPENDIX C

                           Dissenters' Rights Statutes

                       TENNESSEE BUSINESS CORPORATION ACT

                                   Chapter 23
                    BUSINESS CORPORATIONS--DISSENTERS' RIGHTS
             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     48-23-101 DEFINITIONS.--(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 48-23-102 and who exercises that right when and in the manner required by Sections 48-23-201--48-23-209;
     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
     (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
     (7)   "Shareholder"   means  the  record   shareholder  or  the  beneficial
shareholder.
     48-23-102 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
     (1) Consummation of a plan of merger to which the corporation is a party:
     (A) If shareholder approval is required or the merger by Section 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or
     (B) If the corporation is a subsidiary that is merged with its parent under
Section 48-21-104;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;
     (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:
     (A) Alters or abolishes a preferential right of the shares;
     (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
     (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under Section 48-16-104; or
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     48-23-103   DISSENT  BY  NOMINEES  AND  BENEFICAL   OWNERS.--(a)  A  record
shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights to shares of any one (1) or more classes held on his behalf only if:
     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissents' rights; and
     (2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
     48-23-201 NOTICE OF DISSENTERS' RIGHTS. --(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
     (b) If corporate action creating dissenters' rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.
     (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.
     48-23-202 NOTICE OF INTENT TO DEMAND PAYMENT--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' right:
     (1) Must deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2) Must not vote his shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.
     48-23-203 DISSENTERS' NOTICE--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 48-23-202.
     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
     (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201.
     48-23-204 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 48-23-203(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.
     (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.
     48-23-205 SHARE RESTRICTIONS. --(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
     48-23-206 PAYMENT.--(a) Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
     (b) The payment must be accompanied by:
     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3) An explanation of how the interest was calculated;
     (4) A statement of the dissenter's right to demand payment under Section 48-23-209; and
     (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201 or Section 48-23-203.
     48-23-207 FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under Section 48-23-203 and repeat the payment demand procedure.
     48-23-208 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 48-23-209.
     48-23-209 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 48-23-206), or reject the corporation's offer under Section 48-23-208 and demand payment of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount paid under Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;
     (2) The corporation fails to make payment under Section 48-23-206 within two (2) months after the date set for demanding payment; or
     (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares.

                      PART 3. JUDICIAL APPRAISAL OF SHARES
     48-23-301 COURT ACTION.--(a) If a demand for payment under Section 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (e) Each dissenter made a party to the proceeding is entitled to judgment:
     (1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or
     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208.
     48-23-302 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 48-23-201--48-23-209; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                      CUMBERLAND MOUNTAIN BANCSHARES, INC.
                             1431 CUMBERLAND AVENUE
                           MIDDLESBORO, KENTUCKY 40965


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Roy Shoffner, James J. Shoffner and Reecie Stagnolia, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Cumberland Mountain Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the main office of Cumberland Mountain Bancshares, Inc., 1431 Cumberland Avenue,
Middlesboro, Kentucky on Wednesday, October 24, 2001, at 5:00 p.m., Eastern Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF SHARE EXCHANGE IS RECOMMENDED BY THE BOARD OF DIRECTORS

     1. The approval of the Agreement and Plan of Share Exchange, as amended, dated February 8, 2001, by and between Commercial Bancgroup, Inc. and Cumberland Mountain Bancshares, Inc.

                  FOR               AGAINST          ABSTAIN

                  [ ]                 [ ]              [ ]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

___________________________________, 2001


____________________________________
Signature


____________________________________
Signature if Held Jointly




Please sign exactly as your name appears above. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.